UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 19, 2010

Wolf Resources, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-52296	20-2414965
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3500 Carillon Point
Kirkland, WA 98033
(Address of principal executive offices) (Zip Code)

(425) 256-2600
 (Registrant’s telephone number, including area code)

564 Wedge Lane
Fernley, NV 89408
 (Former name or former address, if changed since last report)

Copies to:
Gregg E. Jaclin, Esq.
Kristina L. Trauger, Esq.
Gary S. Eaton, Esq.
Anslow + Jaclin,  LLP
195 Route 9 South, Suite 204
Manalapan, New Jersey 07726
(732) 409-1212

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

This Current Report on Form 8-K contains forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties, principally in the sections entitled “Description of Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”  All statements other than statements of historical fact contained in this Current Report on Form 8-K, including statements regarding future events, our future financial performance, business strategy and plans and objectives of management for future operations, are forward-looking statements.  We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology.  Although we do not make forward looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy.  These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under “Risk Factors” or elsewhere in this Current Report on Form 8-K, which may cause our or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.  Moreover, we operate in a very competitive and rapidly changing environment.  New risks emerge from time to time and it is not possible for us to predict all risk factors, nor can we address the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any forward-looking statements.  All forward-looking statements included in this document are based on information available to us on the date hereof, and we assumes no obligation to update any such forward-looking statements

You should not place undue reliance on any forward-looking statement, each of which applies only as of the date of this Current Report on Form 8-K.   Except as required by law, we undertake no obligation to update or revise publicly any of the forward-looking statements after the date of this Current Report on Form 8-K to conform our statements to actual results or changed expectations.

Item 1.01   Entry into a Material Definitive Agreement

As more fully described in Item 2.01 below, we acquired (the “Merger”) an early stage software development company targeting its software at the airline industry in accordance with a Share Exchange Agreement, dated March 19, 2010 (the “Share Exchange Agreement”) by and among Wolf Resources, Inc. (“we,” “Wolf” or the “Company”), Airline Intelligence Systems Inc. (“AISystems”) and the shareholders of AISystems (the “AISystems Shareholders”).  The closing of the transaction (the “Closing”) took place on March 19, 2010 (the “Closing Date”).  On the Closing Date, we acquired 50.8% of the outstanding shares of common stock and 72.6% of the Series A preferred stock of AISystems (the “AISystems Stock”) from the AISystems Shareholders.  In exchange for the AISystems Stock, the AISystems Shareholders acquired from us 1,692,240 shares of Series B preferred stock and 51,960,523 shares of our common stock on a fully diluted basis, with up to an additional 64,289,477 shares of Wolf Common Stock and 637,665 shares of Wolf Series B preferred stock to be issued upon the delivery of additional shares of AI Systems Stock, assuming 100% delivery of the AI Systems Stock, which will represent a total of 116,250,000 shares or approximately 75% of our issued and outstanding common stock on a fully diluted basis and a total of 2,329,905 shares or 100% of our issued and outstanding Series B preferred stock (collectively, the “Exchange Shares”).

Additionally, pursuant to the Share Exchange Agreement, the holders of any outstanding warrants, and options of AI Systems (collectively, the “Convertible Securities”), upon the exercise or conversion of the Convertible Securities, shall have the right to convert such Convertible Securities into the kind and amount of the Company’s  shares of stock and other securities and property which such holder would have owned or have been entitled to receive of AISystems prior to the Closing of the Merger, multiplied by ..95767068.

Pursuant to the terms of the Share Exchange Agreement, Graeme McNeill (“McNeill”) and Christopher Patterson (“Patterson”), the principal shareholders of the Company, cancelled a total of 34,488,000 shares of Common Stock. A copy of the Share Exchange Agreement is included as Exhibit 2.1 to this Current Report and is hereby incorporated by reference. All references to the Share Exchange Agreement and other exhibits to this Current Report are qualified, in their entirety, by the text of such exhibits.

Upon Closing, AISystems became a wholly-owned subsidiary of the Company. The directors of the Company have approved the Share Exchange Agreement and the transactions contemplated under the Share Exchange Agreement. The directors of AISystems have approved the Share Exchange Agreement and the transactions contemplated thereunder.

As a further condition of the Merger, McNeill, the current sole officer and director of the Company, resigned and the following persons, Mr. Stephen C. Johnston (Chairman), Steven Frankel and James Beatty were appointed as the new directors upon effectiveness of an information statement required by Rule 14f-1, promulgated under the Exchange Act of 1934, as amended (the “Exchange Act”) and the following persons were appointed as officers:

NAME	POSITION
Stephen C. Johnston	President, Chief Executive Officer
Gary Clifford	Chief Financial Officer
Salil Munjal	Chief Operating Officer
Charles Mawby	Senior Vice President, Marketing
D. Kordell Fournier	Vice President & General Counsel

The Merger transaction is discussed more fully in Section 2.01 of this Current Report. The information therein is hereby incorporated in this Section 1.01 by reference.

Item 2.01   Completion of Acquisition or Disposition of Assets

CLOSING OF EXCHANGE AGREEMENT

As described in Item 1.01 above, on March 19, 2010, we acquired AISystems, an early stage software development company based in the State of Washington, focused on software for the airline industry, in accordance with the Share Exchange Agreement.  On the Closing Date, we acquired 50.8% of the outstanding shares of common stock and 72.6% of the Series A preferred stock of AISystems from the AISystems Shareholders.  In exchange for the AISystems Stock, the AISystems Shareholders acquired from us 1,692,240 shares of Series B preferred stock and 51,960,523 shares of our common stock on a fully diluted basis, with up to an additional 64,289,477 shares of Wolf Common Stock and 637,665 shares of Wolf Series B preferred stock to be issued upon the delivery of additional shares of AI Systems Stock, assuming 100% delivery of the AI Systems Stock, which will represent a total of 116,250,000 shares or approximately 75% of our issued and outstanding common stock on a fully diluted basis and a total of 2,329,905 shares or 100% of our issued and outstanding Series B preferred stock.

AISystems became a wholly-owned subsidiary of the Company.  The directors of the Company have approved the Share Exchange Agreement and the transactions contemplated under the Share Exchange Agreement.  Upon consummation of the Merger, 90,714,523 of the Company’s Common Stock (which shall be “restricted securities” as described in Item 3.02 for 1 year from the date hereof) are issued and outstanding on a fully diluted basis and 1,692,240 shares of the Company’s preferred stock are issued and outstanding. Assuming the subsequent exchange of the remaining AISystems Stock and assuming a subsequent increase in our authorized common stock, there will be up to 155,004,000  shares of our Common Stock and up to 2,329,905 shares of our Series B preferred stock issued and outstanding.

Airline Intelligence Systems Inc. (“AISystems”) was incorporated in Delaware in December 2005.  The business was initiated by Steve Johnston and Roy Miller, with the intention of solving one of the most difficult planning and scheduling problems facing the commercial airline industry today enabling the integration and control of an airline’s Planning, Revenue Management and Operations functions in real time. Steve Johnston remains as the Chief Executive Officer.

AISystems has the exclusive and perpetual license to use proprietary technology to develop a unique proprietary business platform for the airline industry that is comprised of systems and mathematical algorithms capable of generating significant improvements in strategic planning capabilities, resource scheduling, revenue management and integrated operations.

The core jetEngineTM system technology is the backbone of an integrated business platform solution that once completed and deployed by customers is expected to revolutionize the airline industry.  jetEngineTM is a new paradigm for strategic airline management that will enable the integration and control of a commercial airline’s schedule planning, revenue management, and integrated operations functions, entirely in real time.

The Company was a “shell company” (as such term is defined in Rule 12b-2 under the Exchange Act immediately before the completion of the Merger).  Accordingly, pursuant to the requirements of Item 2.01(a)(f) of Form 8-K, set forth below is the information that would be required if the Company were filing a general form for registration of securities on Form 10 under the Exchange Act, reflecting the Company’s Common Stock, which is the only class of its securities subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act upon consummation of the Merger, with such information reflecting the Company and its securities upon consummation of the Merger.

BUSINESS

History

Airline Intelligence Systems Inc. (“AISystems”) was incorporated in Delaware in December 2005.  The business was initiated by Steve Johnston and Roy Miller, with the intention of solving one of the most difficult planning and scheduling problems facing the commercial airline industry today enabling the integration and control of an airline’s Planning, Revenue Management and Operations functions in real time.

Overview

We have exclusive licensing rights to develop and market a proprietary business platform called jetEngine™ O/S (“jetEngine”) for the airline industry and are in the process of building a software program, jetEngine while simultaneously creating an infrastructure for sustainable growth prepared to enter the commercial stage of its business life cycle.

AISystems is at various stages of discussion with a number of airlines worldwide, implementation and channel partners regarding the development and deployment of jetEngine. The Company’s first beta customer, AeroMexico, was signed on June 7, 2007. AeroMexico is an international carrier with approximately 10.2 million annual transported passengers.  AeroMexico recognized that AISystems’ unique solution could dramatically change its business and the industry in which it competes. The Company does not currently expect any future revenues from AeroMexico.

The Company may not be in compliance of its agreement with AeroMexico in connection with certain monies received from AeroMexico to be kept in escrow. AeroMexico has certain rights, including termination, for certain significant breaches of the agreement. Such non-compliance may be determined to be a significant breach and give AeroMexico the right to terminate its agreement with the Company and other rights.

The Company does not have a Beta customer for its Business Planning Suite at this time.

AISystems currently anticipates the implementation of its business plan will require additional investment capital. The Company aims to complete $5million to $10 million in equity financing in 2010. The funds will be used to engage potential customers, to fund product development, for working capital purposes, for repayment of debt and for other corporate purposes. There is no assurance that the Company will be able to raise the necessary funds to continue operations as envisions or that such funds can be raised on favorable terms to existing shareholders. This could result in significant dilution or a loss of investment to any current or future shareholders.

AISystems’ focus is on the commercial airline industry. Management will place initial efforts on gaining market share within the industry through the sale of its Business Planning Suite (“BPS”). Through the Company’s experiences and discussions with numerous airlines, the Company has decided to focus development attention on launching the BPS in an attempt to get rapid market share and then to have a natural progression to the releases of Schedule Planning, Crew, Revenue Management and Integrated Operations. Management anticipates that the speed and ease of deployment of the BPS, along with aggressive pricing will lead to a rapid penetration of the market. Management further believes that once an airline has had the opportunity to work with BPS, it will be interested in implementing the full capabilities of jetEngine through the purchase of the entire platform. At this time, the Company does not have any customers for its BPS product, it is possible that, 1) the Company will not complete sales with potential customers, 2) that those sales will not be completed on terms favorable to the Company 3) that the Company will not  have sufficient or the appropriate resources to complete the development of its product 4) that a competitive product will address the needs of the market before the Company is able to commercialize thereby significantly reducing the expected market opportunity, 5) the product as envisioned and developed by the Company will not meet the needs of customer and therefore never get deployed or achieve acceptance in the market place..

The Company plans to make extensive use of channel partners as a means of distribution and deployment of its products and has sought out several such companies that have airline customers. This strategy allows the channel partner to handle the deployment aspect of the product sale and allows AISystems to focus on developing and producing world-class products. The Company is working on qualifying channel partners for distribution and deployment. Further Organization of such partners may take longer and be more expensive than the Company anticipated at this time. This could have a material effect on the Company’s ability to be successful.

AISystems currently anticipates the implementation of its business plan will require additional investment capital. The Company aims to complete $5million to $10 million in equity financing in 2010. The funds will be used to engage potential customers, to fund product development, for working capital purposes, repayment of debt and for other corporate purposes. There is no assurance that the Company will be able to raise the necessary funds to continue operations as envisions or that such funds can be raised on favorable terms to existing shareholders. This could result in significant dilution to any current or future shareholders.  If the Company is unable to raise sufficient funds on the required timelines its ability to implement its vision will be hindered and this could result in the entire loss of any investment in the Company. The Company has limited resources at this time, in the annual financial statements a reference to the Company’s ability to continue as a going concern assumption is rendered, see Liquidity and Capital Resources section below.

Organization & Subsidiaries

AISystems owns 100% of the outstanding common stock of Airline Intelligence Systems Corporation, an Ontario corporation formed in December 2005 and 100% of the outstanding common stock of AIS Canada Services Inc., an Ontario corporation formed in October 2009.

Products & Services

AISystems has the exclusive and perpetual license to use proprietary technology to develop a unique proprietary business platform for the airline industry that is comprised of systems and mathematical algorithms expected to make significant improvements in strategic planning, resource scheduling, revenue management and integrated operations capabilities.

The core jetEngineTM system technology is the backbone of an integrated business platform solution that is expected to revolutionize the airline industry.  jetEngineTM is a new paradigm for strategic airline management that is enabling the integration and control of a commercial airline’s schedule planning, revenue management, and integrated operations functions, entirely in real time. The product has been under development since 2006 and remains under development at this time.

Currently, the airline business planning process begins months before the airline publishes its schedule and considers flight scheduling, including routes, fleet, crew and maintenance, revenue management, operations management and distribution of the final schedule to all stakeholders; all of which are made up of several sub-components (as shown in the diagram below). Changes in the airline environment are difficult to model in a time effective manner, mainly due to existing systems’ inability to manage large quantities of data and the fact that these legacy systems function as independent silos that perform very discrete functions within the organization. For example, a large airline will have several hundred aircraft, thousands of crews, hundreds of thousands of flights per month and tens of millions of passengers per year. jetEngine is capable of integrating all of these factors, leading to a more efficient use of resources and enhanced strategic planning capabilities.

Mapping of Traditional Airline Planning Functional Areas

The challenges facing the airline industry are well documented and in a MIT white paper, titled Applications of Operation Research in the Air Transport Industry.1 This paper examines the industry’s most pressing technology integration and scheduling needs and surveys existing solutions, as identified by leading researchers at MIT’s Operations Research Centre, and the Centre for Transportation and Opportunities. Its main conclusions are:

1.
“Relaxing the boundaries between the successive stages of aircraft and crew schedule planning, so that schedule design, fleet assignment, aircraft maintenance routing, and crew scheduling might eventually be performed in an integrated way, rather than solved sequentially as interrelated, but distinct sub problems.”

2.	“Including pricing decisions in revenue management, instead of treating fares and fare classes as fixed, externally specified inputs.” and

3.
“Developing fast decision support tools that increase the safety and efficiency of air transport operations by taking advantage of the massive, real-time data flows in an increasingly ‘info-centric’ aviation infrastructure.”

The MIT paper concludes that while a solution to this 35 year old scheduling problem does not exist, an integrated solution across all airline scheduling functions is the only way to deliver profitability to the airline industry. Presently, neither the airline organizational structure and systems, nor the technology solutions currently available, reflect the true nature of the airline or its highly stochastic demand and dynamic competitive environment. Further, these circumstances now govern the airline’s inability to adapt and react to dynamic market conditions.

In addition, the predictive methodologies employed by airlines to develop demand for seats and market share are significantly limited. These methodologies do not take into account competitive behaviours nor do they identify successful strategies for winning market share.

The root cause of these problems, central to every aspect of the airline business, is the scheduling technology itself. Airlines rely on the feasibility and successful execution of their planned schedules which are currently created by inherently flawed scheduling technology. Further, the integration of the business process is critical, since the way in which an airline creates business plans should be directly related to the way it sells its ticket inventory. The current business processes and systems employed by the airline business cannot support this.
__________________________________
1 Barnhart, C., P. Belobaba, A. Odoni 2003. Applications of Operation Research in the Air Transport Industry. Transport Science Vol. 37, No. 4, pp. 368-391.

Traditional Systems and Their Limitations

General Systems Type II & III Systems

General Systems Theory (“GST”) categorizes systems by their environment, behavior and structure. Most typical are Type II systems and Type III systems. Current airline structures and systems are rooted in GST Type II linear programming techniques. While these techniques offer a powerful tool for certain applications, they are not adequate for the airline industry as they are not congruent for the size and nature of the problem.

The system attributes for GST types are briefly summarized in the table below:

General Systems Theory Approach

GST Type II Systems are typically systems that are stable and operate in environments where change occurs slowly and infrequently. GST Type III Systems are typically systems that can operate in severely stochastic environments where there is rapid change and uncertainty. In addition, the nature of the problem is NP Hard or NP Complete. NP (“non-deterministic polynomial time”) is a measure of the complexity of the problem in terms of the number of calculations that would be necessary to solve the problem. Systems with NP Complete problems are not tractable with Linear or Integer (Type II) techniques.2

As an example of how large the scheduling problem is, there are considered to be more than 100,000-factorial possible combinations to consider when creating a fully-resourced schedule for a mid-sized airline. To put this in understandable terms for the non-mathematician, 15-factorial, which is 15x14x13x12, etc., yields a number that is in excess of one trillion and 100-factorial yields a number that is larger than the number of atoms in an entire universe. Therefore, in order to build an optimized schedule with linear programming tools and to process the number of possible combinations (that are in excess of 100,000-factorial) a near-infinite amount of time is required. This is why, in order to solve the problem, the industry has tried to break it down into many specific functional problems, or pieces, to solve sequentially. After this is completed, they attempt to reassemble those pieces in sequence to create the schedule. This approach has not yielded any success to date as evidenced by the financial state of the airline industry.

The airline industry is not a Type II system; its highly dynamic environment would suggest that a “Type III” system is much more appropriate, since the operating environment for an airline is volatile and subject to frequent changes. These changes can arise from weather conditions, regulatory changes, competitive forces, mechanical failure, etc. all of which are greatly disruptive to the airline.
________________________________________
1 See: Sutherland, J W. Systems: Analysis, Administration, and Architecture. Van Nostrand Reinhold, New York, 1975.  Sutherland, J W. Administrative Decision-Making: Extending the Bounds of Rationality. Nostrand Reinhold, New York, 1977. Sutherland, J W. Societal Systems: Methodology, Modeling, and Management. Nostrand Reinhold, New York, 1978.

Type II systems are unable to represent the airline environment adequately with respect to size, the speed with which decisions need to be made, and the behavior of the environment and systems business flow. As a consequence of this they are unable to integrate or adequately manage the critical aspects of an airline’s operations, be it schedule planning, revenue management or operations.

Current software solutions from all major vendors such as Boeing and Sabre are based on the Type II analytical tools.

jetEngine represents a technology shift within a paradigm shift. The paradigm shift occurs when the airline business is recognized as a Type III system. The technology shift is represented by a change from Type II to Type III analytic tools and allows the following to be incorporated in the jetEngine technology solution:

•	Policy-based adaptive Dynamic Programming techniques can be used for scheduling rather than Linear or integer programming;

•	Modern micro-economic Game Theory Based methods for determining market share; and

•	Dynamic pricing to improve the airline’s competitive pricing position.

Current Airline Organizational Structure is an Impediment

Traditional solutions for the airline industry have developed as optimizations to specific functional problems (point-to-point solutions) within the airline’s business, such as crew optimization. This has resulted in the development of functional silos within an airline, characterized by a poor flow of information between the functions. The organizational structure and business processes that have developed around these silos have become restrictive to improving the business, reacting to the dynamic business environment or competitive forces, or even running the airline profitably. Functional teams continually make strategic decisions without the systems’ capacity to understand the operational and financial impacts of their decision on the rest of the organization.

Functionally, the airline system does not behave as the sum of individual components. A small change in the availability of crew can create havoc for the schedule and passengers, negatively affecting revenue and generally creating a ripple effect across the airline. Functional areas are highly integrated and interdependent and should be treated as such.

An Example of Current System Limitations

Creating a schedule for an airline using current systems is a lengthy and very restrictive process. As such, airlines operations can have significant problems with irregular events, as was experienced in 2007 by JetBlue. On February 14, 2007, a snowstorm shut down John F. Kennedy airport, New York, an important JetBlue hub. That day, hundreds of passengers were stranded aboard JetBlue planes for up to 11 hours. JetBlue had to resort to cancelling all of its flights in 11 airports over the period of a week which included the President’s Day long weekend, in order to “reset” the flight recovery scheduling system. Thousands of passengers had their flights cancelled and thousands had their flights delayed. At the time, JetBlue’s chief executive said the airline would lose “tens of millions of dollars” as a result.3
JetBlue’s scheduling system could not handle the number of calculations required to reschedule aircraft, crews, and other resources, together with the rescheduling of passengers. Their systems were unable to cope with an irregularity of that size and complexity. The Company believes that the jetEngine platform would have been able to generate feasible solutions within five minutes for JetBlue.

This is an interesting example because JetBlue is a relatively young airline of 10 years and is considered very advanced in terms of the systems it uses. The Founder and CEO of the company resigned within three months of the disaster.
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1 Source: http://money.cnn.com/2007/02/15/pf/jetblue_congress.reut/index.htm

The jetEngine Approach

Changing the Scheduling Cycle from Months to Minutes

At the center of every aspect of the airline business is the flight schedule. Creating and maintaining the flight schedule is impacted by and has impact on every aspect of the business. Consequently, the key core technology component of jetEngine is the scheduling engine.

The Schedule Planning module is revolutionary within the industry. Currently, the time to complete a schedule plan is measured in weeks, and even months, as each sub-schedule must be completed independently. This process is iterated many times to achieve an operational flight schedule (which might not always achieve operational feasibility).

Traditional View of Scheduling – Sequential Approach

The following diagram presents the jetEngine approach to scheduling:

jetEngine View of Scheduling – Integrated Scheduling

As is shown in the above diagram, jetEngine optimizes the scheduling process through the integration of all previously independent operations that were scheduled sequentially. This includes passenger demand, route availability, fleet assignment, crew assignment, maintenance requirements, and other scheduling constraints. jetEngine is capable of producing a fully feasible schedule in minutes, regardless of the state of the data or where the changes to the schedule occurred.

Policy-Based Business Planning

The policy-based scheduling component of jetEngine™ allows an airline to produce schedules that are consistent with its business objectives by controlling the schedule through defined business policies. This allows the airline to streamline its business cycle and to develop more robust business policies that provide better decision making, to optimize resources based on a particular set of priorities.

The jetEngine Solution for Airlines

The Company has designed two main product suites within the jetEngine Platform, each consisting of four product modules, for the commercial airline industry that will enhance both the planning and operational capabilities of airlines. The two product suites include the Business Planning Suite, and the Integrated Operations Suite.

AISystems Integrated Business Systems Platform

AISystems, through its substantial experience working with AeroMexico, Southwest Airlines, as well as extensive discussions with other carriers about the industry’s challenges, identified a significant market opportunity for the Business Planning Suite (BPS), a product not considered initially.  The BPS product is a planning and modeling application which produces business plans for an airline comprised of coordinated aircraft, crew and maintenance schedules which are collectively feasible and cost effective.  A major point is that this is not an “operational” system in that it is a stand-alone planning system and doesn’t require extensive systems integration. It can be deployed very quickly and is importantly non-invasive to airlines. No such product in the industry can produce such holistic plans in a single model.

The Integrated Operations Suite is a real-time system that enables airlines to address its operational needs in an efficient and more profitable manner. While the Schedule Planning, Revenue Management and Crew modules can act as stand-alone products, their integration though the Integrated Operations module provides substantial value to airlines that will translate into distinct advantage to our customers.

Business Planning Suite

In response to the misalignment between the airline problem and current technology offerings, AISystems has created a platform that re-formulates the scheduling problem to cope with the size, dynamics and complexity of the challenge.

Airline Intelligence System’s Business Planning Suite’s methodology enables the airline to re-format the scheduling problem and solve for a solution in minutes instead of months.  It reduces the airline problem from a technical perspective, reshaping it from an NP-Hard Complexity Class to a simple Order (kN) Complexity Class, allowing the planning process to be executed in minutes instead of months.

Product Overview

AISystems’ BPS when completed is expected to provide cutting edge capabilities for an airline’s planning function through an integrated system and set of tools that:

1.	Generates an integrated route, fleet, crew and maintenance schedule which is fully feasible against all airline constraints and the associated financial and risk expectations.

2.	Reduces planning cycle to days from months.

3.	Identifies the main drivers of an airline’s bottom line in its competitive environment.

4.
Delivers Risk-Assessed Portfolio Modeling of critical variables (e.g.  model impact of fuel prices on their operations – currently airlines are powerless against rising fuel charges.  With AISystems’ BPS, an airline can actually model out how to adjust its network based on the price of fuel)

5.	Allows an airline to model fully the dynamics of the competitive ecosystem.

These products are based on our licensed proprietary IP and patents which range from new scheduling IP to game based RM methods.

The BPS Suite is broken up into four product modules, each building upon the previous:

Core Integrated Scheduling (CIS)

CIS provides an integrated scheduling platform that delivers a fully-costed, fully feasible, Schedule for Routes, Fleet, Crew & Maintenance in minutes

CIS when completed will provide the core integrated scheduling environment allows an airline to quickly create a fully feasible, fully-costed, 6 to 18 month schedule in a very short time period. The schedules reflect the real inter-day and inter-week and inter-season variation in demand.

The speed of the Core Integrated Scheduling engine and the ability to consider all constraints and inputs simultaneously enables the airline to generate and assess hundreds of fully feasible distinct schedules based on its strategic objectives or policies. From this range of schedules, the airline can then select and operate the schedule that best fits objectives.

Determining Key Drivers

In order to select its final schedule, one that is relevant in the competitive space and can generate profits, the airline needs to assess the robustness of a schedule by modeling the impact of inputs, infrastructure and constraints on profitability. Current technology is not capable of conducting this sensitivity modeling analysis as it requires significant time (weeks to months) to generate a single fully-feasible fleet, crew and maintenance schedule. The speed of the Core Integrated Scheduling engine makes this critical modeling possible. AISystems has developed a second product, Determining Key Drivers, that enables the airline to model the impact input and constraint changes have on a given schedule.

The output of Determining Key Drivers is an analysis indicating the significance of each input or variable from a financial point of view. With Determining Key Drivers, the airline can quickly explore and determine the variables that have the greatest impact on profitability of a schedule and refine the schedule to ensure strategic objectives are met.

Risk-Assessed Planning Portfolio

Risk-Assessed Planning Portfolio provides an airline with the Risk-Reward associated with each business plan

Airlines routinely complain that revenue projections vary greatly from actual sales. What is most significant about this is that a relatively small change in the market share or distribution of demand can have a substantial impact on an airline’s bottom line.  Furthermore, effectively dealing with these variations could result in substantial changes to the network or schedule plan – but airlines have limited capabilities to alter course once network schedules are set.

Airlines make rough predictions about their P&L based on the schedule they create. Often these schedules are taken literally, and the numbers taken to be hard.  Very few airlines assess and account for the uncertainty in the business plans or the risk associated with them.  In a dynamic system, such as the airlines find themselves in, not knowing the risk associated with a given business plan can translate into large losses.

Risk-Assessed Planning Portfolio, that provides the airline with the technology, currently not available, to develop risk-assessed Schedule Plans that arms airline management with the risk reward trade-off associated with each plan. The graph on the right shows the risk profiles for branded versus non-branded schedules in a specific plan. The airline can then select the Schedule Plan that best fits its strategic objectives and risk appetite and gain more confidence that the plan chosen will deliver the expected results.

Competitive Dynamics

Competitive Dynamics allows an airline to create and analyze complex competitive scenarios

Airlines have historically used extrapolative methods to make small adjustments to their previous year’s schedules because of the time-prohibitive restrictions associated with current analytic tools. This has proven to be insufficient to respond to the rampant changes in the competitive landscape.  The airline must be able to model the entry of a low- cost carrier into its market space; it must be able to model and predict changing demand demographics and price changes.  In fact, it must be able to model many aspects of the competitive environment that are not currently modeled today. AISystems is developing a fourth BPS module, called Competitive Dynamics, to meet these needs.
Using the Competitive Dynamics module, the airline can create any “virtual reality” associated with the market space, infrastructure and produce suitable business plans accordingly in minutes.  For example, an airline can use the Competitive Dynamics’ Game-Based modeling of revenue management in order to game out its market share competitively. Alternatively, it can simulate the entry of a low-cost carrier with an explicit capacity and determine changes in its market share and or ticket prices. This ability to understand strategic and profit implications through simulated market changes is a revolutionary tool for the airline industry. The Business Planning Suite’s Competitive Dynamics module enables airlines to gain a competitive advantage over competitors.

The BPS has been designed to be deployed rapidly, in days or weeks, and to be very aggressively priced to maximize the customer uptake in 2010. The company will be working primarily with channel partners to get as broad a product distribution as possible and for the channel partner to be responsible for the deployment of the product so that AISystems can focus on delivering an excellent, world-class product.

Integrated Operations Suite

The Integrated Operations Suite is comprised of 4 modules: Schedule Planning, Crew, Revenue Management, and Integrated Operations. This Suite enables airlines to address in real-time any operational changes required due to shifts in the competitor landscape, disruptions due to weather, epidemics or economic downturns. It shifts the focus from operations to profitability enabling airlines to operate in the most profitable manner translating into a distinct advantage over the competition. The Products remains under development at this time.

Schedule Planning

While the strategic network plan is developed in the Business Planning Suite, it is the Schedule Planning module which inherits this plan and is tasked with its execution. This execution is extremely difficult given the multitude of variables that can cause delays to a schedule. The Schedule Planning module enables the airline to solve such complexities through the generation of an integrated and fully costed, route, fleet, crew and maintenance schedule in minutes.

Currently, airlines follow a well-structured, sequential approach to developing flight schedules and estimating profitability.  The airline first decides which city pairs to service and the frequency of flights between them.  It then estimates passenger volumes and pricing expectations and together with the city pairs and flights previously selected designs its network schedule. Aircraft are then assigned to flights to generate the routed schedule. Maintenance schedules and crew schedules are subsequently created and integrated with the aircraft routed schedule to eventually produce the fleet, crew and maintenance schedule. Lastly, expected profits of this integrated schedule are determined. On the surface, this seems to be a reasonable approach and is strongly reinforced as an industry axiom by all existing airline planning software.

AISystems’ Schedule Planning module enables airlines to break out of this sequential, time-consuming and resource intensive process. It simplifies the schedule problem through the integration of the scheduling activities greatly reducing the time needed to generate schedule, saving costs and enabling the airline to model different scenarios to optimize its schedule.

Crew Planning

The system quickly generates crew schedules which are fully supportive of the flight schedule and comply with all FAA regulations, labor contract work rules, seniority based bid preferences and related airline operational policies.  It produces crew schedules with lower overall costs by using a revolutionary, single, unified process for constructing both crew pairings and rosters.  Traditional crew scheduling solutions take a stepwise, 2-part, sequential approach and thus imbed deterministic limitations into the first part of the process which must be inherited by the second part of the process. AISystems’s breakthrough algorithm eliminates this inefficiency with superior problem formulation while also producing feasible solutions in far less time.

The speed of producing good solutions is particularly valuable in the “every minute counts” situations that an airline operations control center typically face when irregular operations disrupt the original crew schedule.

The system is able to assist crew management needs across the planning and execution lifecycle. It supports key long range planning requirements (crew base sizing, training pipeline scenarios, etc.) through crew rostering, check-in, tracking, schedule modifications and reporting on the day of flight operations.  Key features supporting this end-to-end functionality include an integrated scheduling engine, tools for swaps and rethreads, and subroutines which repair disrupted schedules with minimal impact.  The system can be deployed in a standalone manner or as an integrated part of a broader platform using a structured API.

Revenue Management

Once a flight schedule has been developed through Schedule Planning, the Revenue Management module is intended to manage system profitability by dynamically and adaptively setting inventory availability and altering fare levels so that tickets are priced to efficiently match market demand with the supply of an airline’s inventory of seats.

This module will have the ability in relative real time to price (and re-price) seats on each flight on each route across the entire network automatically, according to broad or individual policies or even specific prices, in a way that no individual or group of individuals could possibly replicate or maintain manually.

Dynamic Pricing

jetEngine is expected to employ a sophisticated approach to pricing ticket inventory to increase profitability and meet business policy goals (i.e. increasing market share). Dynamic pricing allows the pricing of each fare class to respond more quickly to market conditions and competitive pricing strategies.

In traditional systems, volume and pricing decisions are made by two somewhat disparate groups of employees in the respective Revenue Management and Pricing departments. These two groups’ respective objectives are to maximize revenue yields (not profits) while monitoring and responding to the pricing actions of their competitors. This means strategic decisions are limited to either:

1.	bucket pricing, which is the adjustment and allocation of seats to individual seat classes (and corresponding bucket prices), or

2.
lowering prices in the respective seat classes to win customers throughout the booking period in order to fill the plane’s capacity, and then raising prices at the last minute to achieve the original revenue forecast.

In stark contrast, jetEngine is expected to dynamically price tickets to meet the financial expectations established when the flight schedule was developed. This means that the solution is constantly focused on attaining the highest level of profitability for the flight, route, market or network, as strategically determined in advance of sales by the airline.

Financial Planning and Management

Revenue Management will estimate the operating and financial expectations, against a range of sensitivities based on a current schedule to determine the best and worst case scenarios and expected financial outcome. Because ticketing is dynamic and adaptive to competing prices and offerings, the Revenue Management solution is expected to have the ability to track performance against expectations (unachieved, met, or exceeded) and react accordingly. The solution will automatically implement course corrections, or changes to market strategies to respond to booking time remaining prior to departure and the current financial status of the route. In other words, the solution will be designed to understand at what price to sell each ticket in order to achieve overall system and network profitability and to minimize unutilized capacity. Finally, all of this is done within a policy framework detailed by the airline (e.g. a focus on gaining market share on a particular route can be mandated and the solution will ensure that is a priority over other factors when making pricing decisions).

Move Demand to Match Supply and Vice Versa

The jetEngine scheduling engine allows the airline to manage fleet demographics; something that was not possible before. Currently, airlines are not able to accurately monitor profitability expectations of individual flights, in real time prior to departure. jetEngine’s Revenue Management module allows the airline to level demand by changing prices to encourage passengers to fly when it is most efficient for the airline. Airlines will be able to change planes much faster (known as “refleeting”) to accommodate more or fewer passengers to maximize the number of passengers per flight. While airlines are currently able to switch aircraft and crew, they are unable to do so with a full understanding of the impact on network feasibility or profitability. jetEngine grants an airline this flexibility.

Integrated Operations

The Integrated Operations module allows for the integration of all airline operating variables when executing the airline’s operations.  While each module discussed above has its own advanced functionality not currently offered in the marketplace, Integrated Operations is the module that incorporates all of Integrated Operations Suite modules, their underlying state data and their decisions into one integrated solution.  A truly integrated solution is required to solve the airline industry’s problems, because, disruptions to the schedule are not singular in nature – they tend to be disparate and have a significant compounding effect throughout the network and all of the functions noted above.

To resolve this, Integrated Operations is implemented as a “continuous forward review model.” In this model, all changes in the environment are continuously rescheduled to give fully feasible solutions in minutes.  As a result of the speed of jetEngine, the system can adjust schedules and pricing to fit the dynamic nature of today’s operating environment. An example is that tickets are dynamically and individually priced in the revenue management system, are linked to the operational systems.

The Integrated Operations module also provides the airline the ability to recover in an efficient manner from irregular operations (“IROPS”) events, such as delays in airports or airplanes, which may affect the “day of operations” flight schedule. The objective is to allow the airline a simple and more cost effective method to find a feasible path back to the original planned schedule, in the shortest period of time.

The failure to properly resolve IROPS events and manage the implementation of risk mitigated scheduling plans can have enormous implications for an airline with respect to increased contingency costs, cost overruns, and the loss of loyal passengers, as was experienced by JetBlue in early 2007. We believe that this may not have happened if JetBlue were operating on the jetEngine platform.

The following diagram presents the jetEngine approach to Integrated Operations:

Integrated Operations

Value Proposition of the jetEngine Technology

Most enterprises have an enterprise resource planning (“ERP”) system as their financial backbone. These systems are designed to collect information and report extensively on events after they have occurred. However, jetEngine has a unique operational financial subsystem that provides financial and operational data, reporting concurrently with operational decision-making. All factors impacting costs are incorporated into the solution effectively creating a real-time financial reporting system that instantaneously shows the variance to the airline’s profit model by quantifying the impact of scenarios tested or unforeseen events experienced.

Through this integrated solution, airlines can model strategies and scenarios with a full understanding of how customers might react and the financial impact of those scenarios. The airline will be able to drill down into their schedule and test scenarios for increasing profitability, market share, etc.

For the first time ever, jetEngine enables true strategic airline management, completely integrating all stages of an airline’s operations from strategic planning through to tactical execution.

The expected benefits of jetEngine to an airline are:

1.
Strategic planning with advanced modeling and simulation capabilities that create executable business plans supported by fully feasible and integrated fleet, crew and maintenance schedules with a more accurate predictive interpretation of how the airline can compete more effectively;

2.	Competitive revenue management using dynamic pricing and content-based strategies to increase an airline’s control over its distribution and sales; and

3.
Integrated operations which resolves scheduling logistics by utilizing a continuous forward review model that can show within minutes a number of feasible solutions to multiple irregular events and unforeseen changes to the airline’s operating environment, based on business policies and priorities.

These benefits are expected to translate directly to improving the airline’s profitability:

1.	jetEngine enables airline managers to actively shape, rather than to passively react to, their competitive environments;

2.
Operational efficiencies, due to the drastic reduction of the business planning cycle time and more efficient use of resources, only achieved through integrated operations and organizational alignment.  These efficiencies should lead to significant cost savings, including the logistics and variable costs of flying, infrastructure, labor, and sales and distribution savings;

3.	More profitable revenue and additional revenue opportunities; and

4.	Ability to respond dynamically and strategically to competitive market forces in real time, to maximize profits, as well as to reduce contingency costs and mitigate enterprise risks and uncertainty.

Market Entry Strategy

AISystems’ initial focus is on the commercial airline industry.  Management will place initial efforts on gaining market share within the industry through the sale of its Business Planning Suite.  As discussed above, through the experience at AeroMexico, Southwest Airlines and discussions with numerous other airlines, the company has decided to focus development attention on launching the BPS to get rapid market share and then have a natural progression to the releases of Schedule Planning, Crew, Revenue Management and Integrated Operations. Management believes the speed and ease of deployment of the BPS, along with aggressive pricing will lead to a rapid penetration of the market.  Management further believes that once an airline has had the opportunity to work with the BPS, it will be very interested in implementing the full capabilities of jetEngine through the purchase of the entire platform.

The Company plans to make extensive use of channel partners as a means of distribution and possibly also deployment of its products and has sought out several such companies that have numerous airline customers. This strategy allows the channel partner to handle the deployment aspect of the product sale and allows AISystems to focus on developing and producing world-class products.

The diagram below provides a rough timeline of how AISystems plans to develop, market and deploy jetEngine over the next five quarters:

Sales and Marketing Plan for Commercial Carriers

Customers

AISystems will initially focus sales efforts on 300+ airlines as targets for the Business Planning Suite (BPS) using it as an entry point into each customer and it expects to sell all four of its modules at an annual licensing fee of $250,000 each. The BPS modules will be released sequentially and customers will be encouraged to purchase the additional 3 modules as they become available.

When selling the Integrated Operations Suite, AISystems will focus its sales efforts on the top 75 airlines in the world, where airline passenger volumes average approximately 22.0 million passengers carried annually. These passengers volumes would generate approximately $3.0-5.0 million in annual Platform Customer revenue from each airline.

We are at various stages in the sales cycle with a number of major international carriers around the world. Our plan is to have 6 signed customers for the Business Planning Suite by the end of 2010 growing to 95 by the end of 2014.  Based on development timelines, the Company anticipates having 3 customers committed to moving to the fully integrated platform by Q1, 2012 and growing to 15 customers by the end of 2014. The airlines in our sales pipeline currently represent approximately 15.0% of passengers carried globally by all airlines (approximately 325.0 million passengers).

The sales cycle in the airline industry has historically been long, many years with some products. The Company will attempt to shorter the sales cycle with its sales effects. The Company does not have a Beta customer for its BPS suite of products at this time, which in software is consider a critical first step in bringing a product to market. Should the Company be unable to shorten the traditional sales cycle, or complete the development of a product acceptable to potential on our expected timeline or secure a Beta customer in the short term our ability to achieve the above sales targets will be compromised. This could result in the Company not have access to sufficient capital or being able to attract and retain the best talent to continue development, market, sale and deploy our technology into the market place. This could result in the loss of any investment made in the Company.

Pricing Strategy & Structure

Business Planning Suite

AISystems will charge an annual licensing fee of $250,000 for each of four modules within the Business Planning Suite.  The modules are rapid to deploy, utilize standard and readily available data to operate and require minimal interfaces to deploy.  Based on these facts, and the power modeling capabilities of the system, management believes these modules will lead to rapid sales and market penetration.  The market share gained by this product will serve as a ready base into which to sell the Integrated Operations Suite.

Integrated Operations Suite

AISystems will charge an annual licensing fee of $500,000 for the Crew Planning module.  The potential savings realized through more efficient planning and faster, more profitable, responses to day of operations issues, should significantly off-set the cost of this module.

There are two revenue streams from the sale of the remaining modules of the jetEngine platform: (1) an Up-Front Fee, which is currently expected to be approximately $1.0 million per airline, due upon contract execution; and (2) On-Going Fees, which are currently expected to be approximately $0.10 per module per flown passenger.  Management anticipates airlines which purchase the platform will purchase two modules on average.

Beta customer(s)

On June 7, 2007, AISystems signed AeroMexico as its first beta customer. AeroMexico is an international carrier with approximately 10.2 million annual transported passengers.  AeroMexico recognized that AISystems’ unique solution could dramatically change its business and the industry in which it competes. The Company does not currently expect any future revenues from AeroMexico.

The Company may not be in compliance of its agreement with AeroMexico in connection with certain monies received from AeroMexico to be kept in escrow. AeroMexico has certain rights, including termination, for certain significant breaches of the agreement. Such non-compliance may be determined to be a significant breach and give AeroMexico the right to terminate its agreement with the Company and other rights.

The Company does not have a Beta customer for its Business Planning Suite at this time.

Competition

The airlines and many third party companies have developed software systems to try to address the needs of the industry. Unfortunately, the ability of these systems to drive down costs has reached a plateau. Accordingly, there is a great opportunity to bridge the gap between the capabilities of current technology offerings and the economic demands of the airline industry. While the Company believes that its can bridge the above gap, there is risk that the Company will also fall short in meeting the needs of the Airline Industry as other before the Company have.

Airline software vendors typically offer single scheduling solutions to route, crew, maintenance or passenger scheduling needs and yield management. Some solution providers offer products to help with revenue management; however these systems are limited to tracking and reporting competitive pricing behavior. Vendors like Sabre Holdings Corporation, Navitaire, and Jeppesen Systems exclusively target the airline industry with their offerings, but usually solve only a small piece of the puzzle and further entrench the problem of airlines working in functional silos.

Each of these solutions offers varying degrees of assistance to an airline in different aspects of their operations. However, a number of these solutions are not easy to operate and may require days of effort to ‘calibrate’ market data before it can be used to optimize a week’s worth of a schedule. Potential customers have revealed to management that they are highly frustrated with the current software systems.

Accordingly, there are two aspects of the competitive solutions which we believe indicate that jetEngine is the only solution which can provide airlines with sustainable operating efficiencies. First, none of these products offer a holistic and integrated solution to managing all critical aspects of an airline, therefore, perpetuating the need to manage in operational silos. Second, none of the current software solutions employ GST Type III tools. This means they assume a static environment and cannot factor in the disruptions and unexpected events that occur every day within airline operations. Consequently, the Company believes that jetEngine’s advanced solution has no direct competitors.

Intellectual Property

On December 9, 2005, AISystems entered into an Intellectual Property Agreement with Dynamic Intelligence Inc. to license certain intellectual property from Dynamic Intelligence Inc. and in full satisfaction of the consideration, the Company issued 20,000,000 common shares at a nominal agreed value of $10.

On October 11, 2006, the parties amended the Intellectual Property Agreement to provide AISystems the right to license additional intellectual property from Dynamic Intelligence Inc. (collectively, the “Intellectual Property Agreement”). AISystems’ license consists of the exclusive, fully paid, worldwide and perpetual license to exploit the Dynamic Intellectual Property solely in the airline field, including the right to exploit any product or service in the airline field. Pursuant to the amended Intellectual Property Agreement, the fair value consideration of $8,000,000 as per the amended agreement was settled with the issuance of a note payable for $4,000,000 and issuing 8,000,000 common shares.

In May 2008, the parties amended the Intellectual Property Agreement to provide AISystems the exclusive, worldwide and perpetual right to develop and market the proprietary Integrated E-Commerce Travel Engine Platform for the travel and tourism industry. Pursuant to the amended intellectual property agreement, the fair value of consideration of $5,000,000 was settled with the issuance of a note payable for $5,000,000, the issuance of 2,000,000 common shares and a 5.0% royalty on revenue directly derived from the Integrated E-Commerce Travel Engine Platform.

In May 2009, the May 2008 amendment was cancelled pursuant to another amendment and all obligations under the May 2008 amendment were reversed. Also, the $5,000,000 note and accrued interest, 2,000,000 common shares were cancelled and $800,000 in other debt was cancelled as a premium for the cancellation of the amendment. The Intellectual Property (“IP”) was returned as the Company did not have the capital and technical resources necessary to develop and deploy the additional IP.

Pursuant to the Intellectual Property Agreement, AISystems has the exclusive and perpetual license to use proprietary technology to develop a unique proprietary business platform for the airline industry that is comprised of systems and mathematical algorithms capable of generating significant improvements in strategic planning capabilities, resource scheduling, revenue management and integrated operations.

The core jetEngineTM system technology is the backbone of an integrated business platform solution that is expected to revolutionize the airline industry.  jetEngineTM is a new paradigm for strategic airline management that is enabling the integration and control of a commercial airline’s schedule planning, revenue management, and integrated operations functions, entirely in real time.

Properties

AISystems maintains its corporate office at 55 University Ave., Suite 910, Toronto, ON, Canada M5J 2H7.  The 2,251 square foot facility is under a five year lease, expiring in 2014, which may be extended for an additional five years.   The company pays rent of CAN$45,020 per year plus additional rent consisting of (i) Operating Costs; (ii) Realty Taxes; (iii) utilities; and (iv) maintenance.

AISystems also maintains a software facility at 3500 Carillon Point, 5th Floor, Kirkland, WA 98033. The 15,116 square foot facility is under a 63 month lease, expiring in October 2012, which may be extended for an additional three years.   The company pays rent ranging between $616,000 to $646,000 per year plus expenses and parking.

Employees

AISystems currently has a team of 18 people, of whom 9 are directly linked to product development, and 9 are working on various corporate, product development and deployment initiatives.

Management expects the Company will grow to 25 people by the end of 2010, with 15 directly involved in development activities. Employee growth will occur in conjunction with customer acquisition and will coincide with our product development roadmap.

RISK FACTORS

You should carefully consider the risks described below together with all of the other information included in this report before making an investment decision with regard to our securities.  The statements contained in or incorporated herein that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following risks actually occurs, our business, financial condition or results of operations could be harmed. In that case, you may lose all or part of your investment.

Risks Relating to Our Business

OUR LIMITED OPERATING HISTORY MAY NOT SERVE AS AN ADEQUATE BASIS TO JUDGE OUR FUTURE PROSPECTS AND RESULTS OF OPERATIONS.

We have a relatively limited operating history. Such limited operating history and the unpredictability of the airline industry makes it difficult for investors to evaluate our business and future operating results. There can be no assurance that we will be able to obtain or sustain profitable operations or that we will even generate significant revenues.  An investor in our securities must consider the risks, uncertainties, and difficulties frequently encountered by companies in new and rapidly evolving markets. The risks and difficulties we face include:

•	The jetEngine platform technology could fail or its performance may not meet our or potential clients’ expectations.

•	The sales cycle for contemplated products is long and the adoption rates are unknown, thus it may take longer for us to achieve meaningful revenue or meet our projections.

•	The development of our products and services and the implementation of such products in customer environments may take longer than expected.

OUR INDEPENDENT AUDITORS HAVE INCLUDED A GOING CONCERN REFERENCE IN ITS AUDIT OPINION AND RELATED DISCUSSION IN THE NOTES TO OUR FINANCIAL STATEMENTS THAT EXPRESSES SUBSTANTIAL DOUBT AS TO WHETHER WE WILL BE ABLE TO CONTINUE AS A GOING CONCERN.

It should be noted that our independent auditors have included a going concern opinion and related discussion in the notes to our financial statements. The Company has included the going concern reference because we have incurred significant and recurring losses and we have a capital deficiency amongst other things.

The Company has yet to fully commercialize its technologies and consequently has incurred significant losses since its inception. At December 31, 2009, the Company’s deficit accumulated during the development stage was approximately $61.3 million, and the Company had utilized cash in operating activities of $25.3 million. The Company has funded theses losses and cash flows through the sale of equity securities, the issuance of debt and from credit granted by vendors. The Company is also in arrears to certain creditors and in default under certain agreements which may have a material adverse effect on operations.

These factors raise substantial doubt about the ability of the Company to continue as a going concern. There can be no assurance that the Company will have adequate capital resources to fund planned operations or that any additional funds will be available to the Company when needed, or if available, will be available on favorable terms in the amounts required by the Company. If the Company is unable to obtain adequate capital resources to fund operations, it may be required to delay, scale back or eliminate some or all of its operations, which may have a material adverse effect on the Company’s business, results of operations and ability to continue as a going concern. These consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties. In this regard, management is planning to raise necessary additional funds through loans and additional sales of its common stock. There is no assurance that the Company will be successful in raising additional capital.

Until such time we receive additional debt or equity financing, or begin to receive significant revenues from operations, there is a risk that we will not be able to continue as a going concern and if our financial condition continues to deteriorate, we may no longer be able to continue to operate our business. We may continue to incur losses and we cannot be certain whether we will ever earn a significant amount of revenues or profit, or, if we do, that we will be able to continue earning such revenues or profit. Any of these factors could cause our stock price to decline and result in your losing a portion or all of your investment.

IF WE FAIL TO MAINTAIN AN EFFECTIVE SYSTEM OF INTERNAL CONTROL OVER FINANCIAL REPORTING, OUR ABILITY TO ACCURATELY AND TIMELY REPORT OUR FINANCIAL RESULTS OR PREVENT FRAUD MAY BE ADVERSELY AFFECTED AND INVESTOR CONFIDENCE AND THE MARKET PRICE OF OUR ORDINARY SHARES MAY BE ADVERSELY IMPACTED.

As directed by Section 404 of the Sarbanes-Oxley Act of 2002, or SOX 404, the Securities and Exchange Commission adopted rules requiring public companies to include a report of management on the company’s internal controls over financial reporting in their annual reports, including Form 10-K. Under current SEC rules, our management may conclude that our internal controls over our financial reporting are not effective.  Even if our management concludes that our internal controls over financial reporting are effective, our independent registered public accounting firm may issue a report that is qualified if it is not satisfied with our controls or the level at which our controls are documented, designed, operated or reviewed, or if it interprets the relevant requirements differently from us.  Any of these possible outcomes

OUR MANAGEMENT HAS LIMITED EXPERIENCE IN MANAGING AND OPERATING A PUBLIC COMPANY.  ANY FAILURE TO COMPLY OR ADEQUATELY COMPLY WITH FEDERAL SECURITIES LAWS, RULES OR REGULATIONS COULD SUBJECT US TO FINES OR REGULATORY ACTIONS, WHICH MAY MATERIALLY ADVERSELY AFFECT OUR BUSINESS, RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

Our current management has limited experience managing and operating a public company and relies in many instances on the professional experience and advice of third parties including its consultants, attorneys and accountants. Failure to comply or adequately comply with any laws, rules, or regulations applicable to our business may result in fines or regulatory actions, which may materially adversely affect our business, results of operation, or financial condition.

THE LACK OF EXPERIENCED ACCOUNTING STAFF MAY LEAD TO MATERIAL WEAKNESS IN THE PREPARATION OF OUR FINANCIALS.

A material weakness may occur in the preparation of our financials due to insufficient resources in our accounting and finance department, resulting in (i) an ineffective review, monitoring and analysis of schedules, reconciliations and financial statement disclosures, and (ii) the misapplication of U.S. GAAP and SEC reporting requirements. Due to the effect of the lack of resources, including a lack of resources that are appropriately qualified in the areas of U.S. GAAP and SEC reporting.  This could result in an adverse reaction in the financial marketplace due to a loss of investor confidence in the reliability of the Company’s financial information.

WE MAY BE UNABLE TO SECURE CUSTOMERS.

We may have difficulty securing one or more airline customers and, if so secured, any such airline may purchase less than the full product offering, all of which could have a material adverse impact on our business.

THE DEVELOPMENT OF OUR PRODUCTS MAY BE SLOWER THAN PROJECTED.

The development of our products and services and the implementation of such products in customer environments may take longer than expected. The sales cycle for contemplated products is long and the adoption rates are unknown, thus it may take longer for us to achieve meaningful revenue or meet our projections.

OUR TECHNOLOGY IS UNPROVEN.

We are a development stage company, bringing to market an advanced and unproven technology. At this stage, we have not completed product development nor have we achieved customer acceptance of our product and there is no certainty that this can be achieved. Failure to achieve product completion or customer acceptance could result in the loss of your investment. You should consider and evaluate our prospects in light of the risks and uncertainty frequently encountered by early stage companies in rapidly evolving markets characterized by rapid technological change, changing customer needs, evolving industry standards and frequent introductions of new products and services.

OUR BUSINESS IS AFFECTED BY MANY CHANGING ECONOMIC AND OTHER CONDITIONS BEYOND OUR CONTROL.

Our business and our results of operations are affected by many changing economic and other conditions beyond our control, including, among others:

•	Our products may be subject to regulatory rules imposed in respect of civil aviation and/or the travel and tourism industry.

•	We face added business, political, regulatory, operational, financial and economic risks as a result of our international operations, any of which could increase our costs and hinder our growth.

•	Actual or potential disruptions to the air traffic control systems.

•	Increases in costs of safety, security and environmental measures.

•	Outbreaks of diseases that affect travel behaviour.

•	Weather and natural disasters.

•	Our projected revenue model based on ongoing fee per module and/or per passengers flown may not be accepted by subsequent customers.

WE MAY BE UNABLE TO ATTRACT AND RETAIN KEY MANAGEMENT PERSONNEL.

Our management and employees can terminate their employment at any time, and the loss of the services of one or    more of our executive officers or other key employees could have a material adverse impact on our business. We may be unable to locate and secure and retain talented and qualified consultants or advisors to assist in implementing our plan. If we are unable to attract and retain the necessary technical, sales and other personnel on a cost-effective basis, our business operations and financial performance could be adversely affected.

WE MAY BE UNABLE TO ATTRACT AND RETAIN KEY ADVISORS OR CONSULTANTS

Our advisors and consultants can terminate their agreements at any time, and the loss of the services of one or    more of our key advisors or consultants could have a material adverse impact on our business. We may be unable to locate and secure and retain talented and qualified employees or consultants to implement our plan. If we are unable to attract and retain the necessary technical, sales and other personnel on a cost-effective basis, our business operations and financial performance could be adversely affected.

WE WILL NEED ADDITIONAL CAPITAL TO FUND OUR GROWING OPERATIONS.  WE MAY NOT BE ABLE TO OBTAIN SUFFICIENT CAPITAL AND MAY BE FORCED TO LIMIT OR CEASE THE SCOPE OF OUR OPERATIONS.

If adequate additional financing is not available on reasonable terms, we may be forced to limit or cease the scope of our operations and we would have to modify our business plans accordingly.  There is no assurance that additional financing will be available to us.

In connection with our growth strategies, we may experience increased capital needs and accordingly, we may not have sufficient capital to fund our future operations without additional capital investments. Our capital needs will depend on numerous factors, including (i) our profitability; (ii) the release of competitive products by our competition; (iii) the level of our investment in research and development; and (iv) the amount of our capital expenditures. We cannot assure you that we will be able to obtain capital in the future to meet our needs.

In recent years, the securities markets in the United States have experienced a high level of price and volume volatility, and the market price of securities of many companies have experienced wide fluctuations that have not necessarily been related to the operations, performances, underlying asset values or prospects of such companies. For these reasons, our common shares can also be expected to be subject to volatility resulting from purely market forces over which we will have no control. If we need additional funding, the market fluctuations affect on our stock price could limit our ability to obtain equity financing.

If we cannot obtain additional funding, we may not be able to fulfill our business plan and could materially affect our business.

Even if we do find a source of additional capital, we may not be able to negotiate terms and conditions for receiving the additional capital that are favorable to us. Any future capital investments could dilute or otherwise materially and adversely affect the holdings or rights of our existing shareholders. In addition, new equity or convertible debt securities issued by us to obtain financing could have rights, preferences and privileges senior to our current issued securities. We cannot give you any assurance that any additional financing will be available to us, or if available, will be on terms favorable to us.

NEED FOR ADDITIONAL EMPLOYEES.

The Company’s future success also depends upon its continuing ability to attract and retain highly qualified personnel. Expansion of the Company’s business and the management and operation of the Company will require additional managers and employees with industry experience, and the success of the Company will be highly dependent on the Company’s ability to attract and retain skilled management personnel and other employees. There can be no assurance that the Company will be able to attract or retain highly qualified personnel. Competition for skilled personnel in the software development industry is significant. This competition may make it more difficult and expensive to attract, hire and retain qualified managers and employees.

THE SEVERE GLOBAL ECONOMIC DOWNTURN HAS RESULTED IN VERY WEAK DEMAND FORAIR TRAVEL WHICH COULD HAVE A SIGNIFICANT NEGATIVE IMPACT ON US.

The World is facing a global recession. This could affect our customers’ purchasing power and their ability to enter into and fulfill terms of agreements with the Company. The Company’s ability to complete financing to implement its business plan on any terms is uncertain.  We may not be able to raise sufficient financing to affect our business plan and deliver products and services that are accepted by customers. If we cannot find adequate capital on reasonable terms, investors will face a significant risk of losing their investments in their entirety.

WE ARE HIGHLY DEPENDENT ON TECHNOLOGY.

Our business and our results of operations is highly dependent on technology our business faces many technology related risks.  Infringements of our intellectual property could adversely affect our ability to compete. Our patents applications may be rejected in whole or in part in the United States or in other jurisdictions around the world. We may have to defend ourselves against claims of intellectual property infringement, which could be very expensive for us and harm our business and financial condition. We may be a party to lawsuits in the course of our business. Litigation can be expensive, lengthy, and disruptive to normal business operations. Moreover, the results of complex legal proceedings are difficult to predict. An unfavorable resolution of a particular lawsuit could have a material adverse effect on our business, operating results, or financial condition.

THERE IS SUBSTANTIAL COMPETITION IN THE AIRLINE SOFTWARE INDUSTRY, MANY OF WHOM ARE MORE HIGHLY CAPITALIZED THAN US, WHICH COULD LIMIT OUR ABILITY TO SUCCESSFULLY IMPLEMENT OUR BUSINESS PLAN.

There is substantial competition in the airline software industry.  Existing and new competitors may continue to improve their products and to introduce new products with competitive price and performance characteristics.   Our competitors have the advantage of established relationships within the industry and they may be more highly capitalized.  In addition, we cannot assure that additional competitors will not enter our existing markets, or that we will be able to compete successfully against existing or new competition.

OUR INDUSTRY IS SUBJECT TO RISKS GENERALLY ASSOCIATED WITH THE AIRLINE AND TRAVEL INDUSTRY, ANY OF WHICH COULD HAVE A MATERIALLY ADVERSE AFFECT ON OUR BUSINESS.

Our industry is subject to risks generally associated with the airline and travel industry, including economic pressure, rising fuel costs, and financial instability of potential customers, any of which could significantly harm our operating results.

OUR FUTURE SUCCESS IS DEPENDENT UPON OUR ABILITY TO PROTECT INTELLECTUAL PROPERTY LICENSED TO US.

The Company may not be able to protect unauthorized use of intellectual property licensed to us and take appropriate steps to enforce its rights.  Although management does not believe that its services infringes on the intellectual rights of others, there is no assurance that the Company may not be the target of infringement or other claims.  Such claims, even if not true, could result in significant legal and other costs associated and may be a distraction to management.  We plan to rely on a combination of copyright, trade secret, trademark laws and non-disclosure and other contractual provisions to protect our proprietary rights.  Because the policing of intellectual and intangible rights may be difficult and the ideas and other aspects underlying our business model may not in all cases be protectable under intellectual property laws, there can be no assurance that we can prevent competitors from marketing the same or similar products and services.

NEWLY DEVELOPED PRODUCTS MAY NOT BE COMPATIBLE WITH MARKET NEEDS RESULTING IN AN ADVERSE EFFECT ON OUR SALES AND EARNINGS.

Our business is particularly subject to changing customer trends and preferences. We may have difficulty securing one or more subsequent airline customers and, if so secured, any such airline may purchase less than the full product offering, all of which could have a material adverse impact on our business.  Our continued success depends in part on our ability to anticipate and respond to these changes, and we may not respond in a timely or commercially appropriate manner to such changes.

OUR REVENUE MODEL MAY NOT BE ACCEPTED BY POTENTIAL CUSTOMERS.

Our projected revenue model based on ongoing fee per module and/or per passengers flown may not be accepted by subsequent customers.  Our continued success is based on this revenue model; the failure of our revenue model could have a material adverse effect on our business, operating results, or financial condition. Failure to achieve customer acceptance could result in the loss of your investment. You should consider and evaluate our prospects in light of the risks and uncertainty frequently encountered by early stage companies in rapidly evolving markets characterized by rapid technological change, changing customer needs, evolving industry standards and frequent introductions of new products and services.

DIFFICULTIES IN ESTABLISHING A NEW PRODUCT

We are an early stage company, bringing to market an advanced and unproven technology. We may not be able to raise sufficient financing to effect our business plan and deliver products and services that are accepted by customers. If we cannot find adequate capital on reasonable terms, investors will face a significant risk of losing their investments in their entirety.

DISTRIBUTION CHANNELS ARE IMPORTANT TO OUR BUSINESS, IF DISTRIBUTION MARKETS FOR OUR PRODUCT WEAKENS, OUR OPERATING RESULTS COULD SUFFER.

Our industry is subject to risks generally associated with the airline and travel industry, including economic pressure, rising fuel costs, and financial instability of potential customers, any of which could significantly harm our operating results.  A downturn in the airline industry, our inability to access distribution channels and/or weakening in our existing distribution channels could have a material adverse effect on our business, operating results, or financial condition.

Risks Associated with Our Securities

OUR COMMON STOCK IS QUOTED ON THE OTC BULLETIN BOARD WHICH MAY HAVE AN UNFAVORABLE IMPACT ON OUR STOCK PRICE AND LIQUIDITY.

Our Common Stock is quoted on the OTC Bulletin Board.  The OTC Bulletin Board is a significantly more limited market than the New York Stock Exchange or Nasdaq system.  The quotation of our shares on the OTC Bulletin Board may result in a less liquid market available for existing and potential stockholders to trade shares of our common stock, could depress the trading price of our common stock and could have a long-term adverse impact on our ability to raise capital in the future.

THERE IS LIMITED LIQUIDITY ON THE OTCBB.

When fewer shares of a security are being traded on the OTCBB, volatility of prices may increase and price movement may outpace the ability to deliver accurate quote information.  Due to lower trading volumes in shares of our Common Stock, there may be a lower likelihood of one’s orders for shares of our Common Stock being executed, and current prices may differ significantly from the price one was quoted at the time of one’s order entry.

OUR COMMON STOCK IS THINLY TRADED, SO YOU MAY BE UNABLE TO SELL AT OR NEAR ASKING PRICES OR AT ALL IF YOU NEED TO SELL YOUR SHARES TO RAISE MONEY OR OTHERWISE DESIRE TO LIQUIDATE YOUR SHARES.

Currently, our Common Stock is quoted in the OTC Bulletin Board market and the trading volume we will develop may be limited by the fact that many major institutional investment funds, including mutual funds, as well as individual investors follow a policy of not investing in OTC Bulletin Board stocks and certain major brokerage firms restrict their brokers from recommending OTC Bulletin Board stocks because they are considered speculative, volatile and thinly traded. The OTC Bulletin Board market is an inter-dealer market much less regulated than the major exchanges and our Common Stock is subject to abuses, volatility and shorting. Thus, there is currently no broadly followed and established trading market for our Common Stock. An established trading market may never develop or be maintained. Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders. Absence of an active trading market reduces the liquidity of the shares traded there.

The trading volume of our Common Stock has been and may continue to be limited and sporadic. As a result of such trading activity, the quoted price for our Common Stock on the OTC Bulletin Board may not necessarily be a reliable indicator of its fair market value. Further, if we cease to be quoted, holders would find it more difficult to dispose of our Common Stock or to obtain accurate quotations as to the market value of our Common Stock and as a result, the market value of our Common Stock likely would decline.

OUR COMMON STOCK IS SUBJECT TO PRICE VOLATILITY UNRELATED TO OUR OPERATIONS.

The market price of our Common Stock could fluctuate substantially due to a variety of factors, including market perception of our ability to achieve our planned growth, quarterly operating results of other companies in the same industry, trading volume in our Common Stock, changes in general conditions in the economy and the financial markets or other developments affecting our competitors or us. In addition, the stock market is subject to extreme price and volume fluctuations. This volatility has had a significant effect on the market price of securities issued by many companies for reasons unrelated to their operating performance and could have the same effect on our Common Stock.

OUR COMMON STOCK ARE CLASSIFIED AS A “PENNY STOCK” AS THAT TERM IS GENERALLY DEFINED IN THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, TO MEAN EQUITY SECURITIES WITH A PRICE OF LESS THAN $5.00. OUR COMMON STOCK WILL BE SUBJECT TO RULES THAT IMPOSE SALES PRACTICE AND DISCLOSURE REQUIREMENTS ON BROKER-DEALERS WHO ENGAGE IN CERTAIN TRANSACTIONS INVOLVING A PENNY STOCK.

We will be subject to the penny stock rules adopted by the Securities and Exchange Commission that require brokers to provide extensive disclosure to its customers prior to executing trades in penny stocks. These disclosure requirements may cause a reduction in the trading activity of our Common Stock, which in all likelihood would make it difficult for our stockholders to sell their securities.

Rule 3a51-1 of the Securities Exchange Act of 1934 establishes the definition of a “penny stock,” for purposes relevant to us, as any equity security that has a minimum bid price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to a limited number of exceptions which are not available to us. It is likely that our shares will be considered to be penny stocks for the immediately foreseeable future. This classification severely and adversely affects any market liquidity for our Common Stock.

For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker or dealer approve a person’s account for transactions in penny stocks and the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased.  In order to approve a person’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth:

•          the basis on which the broker or dealer made the suitability determination, and

•          that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

NO DIVIDENDS

The Company does not intend to declare any dividends in the foreseeable future.  Investors who require income from dividends should not purchase our common stock.

THE VAST MAJORITY OF OUR COMMON STOCK IS CURRENTLY CONSIDERED RESTRICTED STOCK AND  IS NOT CURRENTLY ELIGIBLE TO BE RESOLD PURSUANT TO RULE 144.

A significant portion of our outstanding common stock is considered either “restricted shares” or “control shares” as defined in Rule 144 under the Securities Act.  The restricted shares may only be sold if they are registered under the Securities Act or another exemption from registration under the Securities Act.  However, because Across America was a shell company our restricted common stock is not currently eligible to be resold pursuant to Rule 144 until twelve months after the filing of this Form 8-K.

THE LACK OF A BROKER OR DEALER TO CREATE OR MAINTAIN A MARKET IN OUR STOCK COULD ADVERSELY IMPACT THE PRICE AND LIQUIDITY OF OUR SECURITIES.

The Company has no agreement with any broker or dealer to act as a market maker for its securities and there is no assurance that it will be successful in obtaining any market makers. Thus, no broker or dealer will have an incentive to make a market for our stock. The lack of a market maker for our securities could adversely influence the market for and price of our securities, as well as your ability to dispose of, or to obtain accurate information about, and/or quotations as to the price of, our securities.

AS A COMPANY WITH A CLASS OF SECURITIES REGISTERED PURSUANT TO THE 1934 ACT THE COMPANY HAS SIGNIFICANT OBLIGATIONS UNDER THE 1934 ACT.

Having a class of securities registered under the 1934 Act is a time consuming and expensive process and subjects the company to increased regulatory scrutiny and extensive and complex regulation.  Complying with these regulations would be expensive and could require a significant amount of management’s time.  For example, public companies are obligated to institute and maintain financial accounting controls and for the accuracy and completeness of their books and records. These requirements could necessitate additional corporate spending on procedures and personnel requiring us to reallocate funds from other business objectives.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

The following discussion and analysis of the results of operations and financial condition of AISystems from January 1, 2009 to December 31, 2009 or the year ended December 31, 2009  should be read in conjunction with the Selected Consolidated Financial Data, AISystems’ financial statements, and the notes to those financial statements that are included elsewhere in this Form 8-K. Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the Risk Factors, Cautionary Notice Regarding Forward-Looking Statements and Business sections in this Form 8-K. We use words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions to identify forward-looking statements.

COMPANY OVERVIEW

On March 19, 2010, the Company entered into a Share Exchange Agreement with AISystems and AISystems shareholders pursuant to which AISystems became a wholly owned subsidiary of the Company.  As a result of the merger transaction, our operations are now focused on the products and services offered by and through AISystems.  Consequently, we believe that the acquisition has caused us to cease to be a shell company as we now have more than nominal operations.

The following management’s discussion and analysis is with respect to the financial statements of AISystems that are filed with this Form 8-K.  For information related to the Company's operations prior to the Merger Transaction, please see the Company's Annual Report on Form 10-K for the year ended July 31, 2009 and all other prior reports filed by the Company with the Securities and Exchange Commission.

AI Systems have the exclusive licensing right to develop and market a proprietary business platform called jetEngine™ O/S (“jetEngine”) for the airline industry and are in the process of building a software program, jetEngine while simultaneously creating an infrastructure for sustainable growth prepared to enter the commercial stage of its business life cycle.

AISystems is at various stages of discussion with a number of airlines worldwide, implementation and channel partners regarding the development and deployment of jetEngine. The Company’s first beta customer, AeroMexico, was signed on June 7, 2007. AeroMexico is an international carrier with approximately 10.2 million annual transported passengers.  AeroMexico recognized that AISystems’ unique solution could dramatically change its business and the industry in which it competes. The Company does not currently expect any future revenues from AeroMexico.

The Company may not be in compliance of its agreement with AeroMexico in connection with certain monies received from AeroMexico to be kept in escrow. AeroMexico has certain rights, including termination, for certain significant breaches of the agreement. Such non-compliance may be determined to be a significant breach and give AeroMexico the right to terminate its agreement with the Company and other rights.

The Company does not have a Beta customer for its Business Planning Suite at this time.

AISystems currently anticipates the implementation of its business plan will require additional investment capital. The Company aims to complete $5 million to $10 million in equity financing in 2010. The funds will be used to engage potential customers, to fund product development, for working capital purposes, for repayment of debt and for other corporate purposes. There is no assurance that the Company will be able to raise the necessary funds to continue operations as envisions or that such funds can be raised on favorable terms to existing shareholders. This could result in significant dilution or a loss of investment to any current or future shareholders.

AISystems’ focus is on the commercial airline industry. Management will place initial efforts on gaining market share within the industry through the sale of its Business Planning Suite (“BPS”). Through the Company’s experiences and discussions with numerous airlines, the Company has decided to focus development attention on launching the BPS in an attempt to get rapid market share and then to have a natural progression to the releases of Schedule Planning, Crew, Revenue Management and Integrated Operations. Management anticipates that the speed and ease of deployment of the BPS, along with aggressive pricing will lead to a rapid penetration of the market. Management further believes that once an airline has had the opportunity to work with BPS, it will be interested in implementing the full capabilities of jetEngine through the purchase of the entire platform. At this time, the Company does not have any customers for its BPS product, it is possible that, 1) the Company will not complete sales with potential customers, 2) that those sales will not be completed on terms favorable to the Company 3) that the Company will not  have sufficient or the appropriate resources to complete the development of its product 4) that a competitive product will address the needs of the market before the Company is able to commercialize thereby significantly reducing the expected market opportunity, 5) the product as envisioned and developed by the Company will not meet the needs of customer and therefore never get deployed or achieve acceptance in the market place..

The Company plans to make extensive use of channel partners as a means of distribution and deployment of its products and has sought out several such companies that have airline customers. This strategy allows the channel partner to handle the deployment aspect of the product sale and allows AISystems to focus on developing and producing world-class products. The Company is working on qualifying channel partners for distribution and deployment. Further Organization of such partners may take longer and be more expensive than the Company anticipated at this time. This could have a material effect on the Company’s ability to be successful.

AISystems currently anticipates the implementation of its business plan will require additional investment capital. The Company aims to complete $5million to $10 million in equity financing in 2010. The funds will be used to engage potential customers, to fund product development, for working capital purposes, repayment of debt and for other corporate purposes. There is no assurance that the Company will be able to raise the necessary funds to continue operations as envisions or that such funds can be raised on favorable terms to existing shareholders. This could result in significant dilution to any current or future shareholders.  If the Company is unable to raise sufficient funds on the required timelines its ability to implement its vision will be hindered and this could result in the entire loss of any investment in the Company. The Company has limited resources at this time, in the annual financial statements a reference to the Company’s ability to continue as a going concern assumption is rendered, see Liquidity and Capital Resources section below.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

Development stage company

The Company complies with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 915 (SFAS 7) for its characterization of the Company as a development stage company.  Furthermore, the Company complies with FASB ASC 720-15-25 (SOP-98-5), “Reporting on the Costs of Start-Up Activities,” under which start-up costs and organizational costs are expensed as incurred.

Basis of consolidation

The consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America, and include the accounts of the Company and its wholly owned subsidiaries.  All inter-company accounts and transactions have been eliminated on consolidation.

Use of estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of expenses during the reported periods.  Actual results could differ from these estimates.

Revenue recognition

The Company charges customers a signing, deployment and exclusivity fee, as well as a recurring monthly fee based on passengers carried for its jetEngine™ O/S platform.

The Company follows the provisions of FASB ASC 985-605 (SOP 97-2), “Software Revenue Recognition” and Staff Accounting Bulletin (SAB) 104, “Revenue Recognition in Financial Statements.” Revenue is recognized from the sale of product and software licenses when delivery has occurred based on purchase orders, contracts or other documentary evidence, provided that collection of the resulting receivable is deemed probable by management. A provision is made for estimated sales returns and other insignificant vendor obligations.

Fees earned at contract signing and in conjunction with product deployment are deferred and recognized as income once the customer acceptance of applicable jetEngine™ modules is obtained. Exclusivity fees pursuant to customer contracts are recognized on a straight line basis from the time customer acceptance of applicable jetEngine™ modules is obtained to the maturity of the exclusivity period. Recurring monthly passenger fee is recorded on an accrual basis commencing once the customer has accepted a jetEngine™ module.

Deferred revenue represents unearned income associated with fees due related to contract signing, deployment and exclusivity as applicable.

Interest income is recognized when earned.

Cash and cash equivalents

The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.  No collateral or security is provided on these cash and cash equivalents, in excess of the amounts insured by the Federal Deposit Insurance Corporation.

Interest bearing deposits in banks

Interest bearing deposits in banks are recorded at cost.

Restricted cash

The Company sets funds aside in a separate bank account related to the contractual obligations. Such amounts are termed Restricted Cash.

Property and equipment

Property and equipment is stated at cost and is depreciated using the declining balance method over the estimated useful lives of the assets which range from three to five years.  Maintenance and repairs are charged to expense as incurred.

Intellectual property

Under FASB ASC 350 (SFAS 142), “Goodwill and Other Intangible Assets”, goodwill and intangible assets with indefinite useful lives are not amortized. These standards require that these assets be reviewed for impairment at least annually, or whenever there is an indication of impairment. Intangible assets with finite lives are amortized over their estimated useful lives and reviewed for impairment in accordance with FASB ASC 350-30-35 (SFAS 144), “Accounting for the Impairment or Disposal of Long-Lived Assets”.

The Company’s intellectual property consists of the exclusive worldwide and perpetual license to exploit certain intellectual property (“Dynamic Intellectual Property”), solely in the airline field, acquired from Dynamic Intelligence Inc., the controlling shareholder.  The intellectual property has been recorded at cost. The useful life of the intellectual property is estimated to be five years. Amortization of the intellectual property will be recognized over that useful life commencing in the year the Company begins commercialization.

Impairment of long-lived assets

Management reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured as the amount by which the carrying amount of the assets exceeds the fair value of the assets. Based on its review, management does not believe that any impairment of long-lived assets exists at December 31, 2009 or December 31, 2008.

Income taxes

The Company accounts for income taxes under the provisions of FASB ASC 740 (SFAS 109), “Accounting for Income Taxes”. Under the asset and liability method of FASB ASC 740 (SFAS 109), deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in operations in the period that includes the enactment date. A valuation allowance is required to the extent any deferred tax assets may not be realizable.

Stock-based compensation

The Company accounts for stock-based compensation in accordance with FASB ASC 718 (SFAS 123R), “Share-Based Payment”, that addresses the accounting for stock-based payment transactions in which an enterprise receives employee services in exchange for equity instruments of the enterprise.

Stock-based compensation expense recognized during the period is based on the fair value of the portion of stock-based payment award that is ultimately expected to vest. Stock-based compensation expense recognized in the consolidated statements of operations includes compensation expense for the stock-based payment awards based on the grant date fair value estimated in accordance with FASB ASC 718 (SFAS 123R), as stock-based compensation expense recognized in the consolidated statements of operations is based on awards ultimately expected to vest, it has been reduced for estimated forfeitures. These standards require forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. When estimating forfeitures, the Company considers historic voluntary termination behaviors as well as trends of actual option forfeitures.

The fair value of options at the date of the grant is accrued and charged to operations, with an offsetting credit to additional paid in capital, on a straight line basis over the vesting period.  If the stock options are ultimately exercised, the applicable amounts of additional paid in capital are transferred to share capital.  The fair value of options is calculated using the Black-Scholes option pricing model.

Foreign currency translation

Transactions denominated in other currencies are recorded in the applicable functional currencies at the rates of exchange prevailing when the transactions occur. Monetary assets and liabilities denominated in other currencies are translated into the applicable functional currencies at rates of exchange in effect at the balance sheet dates. Non-monetary assets and liabilities are re-measured into the applicable functional currencies at historical exchange rates. Exchange gains and losses are recorded in the consolidated statements of operations.

The Company has chosen the US dollar as its reporting currency. Assets and liabilities are translated at the exchange rates at the balance sheet date, equity accounts are translated at historical exchange rates and revenues, expenses, gains and losses are translated using the average rate for the year.

Recently Issued and Adopted Accounting Pronouncements

In June 2009, the Financial Accounting Standards Board ("FASB") approved the FASB Accounting Standards Codification ("the Codification" or "FASB ASC") as the single source of authoritative nongovernmental generally accepted accounting principles ("GAAP"). All existing accounting standard documents, such as FASB, American Institute of Certified Public Accountants, Emerging Issues Task Force and other related literature, excluding guidance from the Securities and Exchange Commission ("SEC"), have been superseded by the Codification. All other non-grandfathered, non-SEC accounting literature not included in the Codification has become non-authoritative. The Codification did not change GAAP, but instead introduced a new structure that combines all authoritative standards into a comprehensive, topically organized online database. The Codification is effective for interim or annual periods ending after September 15, 2009, and impacts the Company's financial statements, as all references to authoritative accounting literature are now referenced in accordance with the Codification.

In June 2008, the FASB issued FASB ASC 815 (EITF 07-5) “Determining Whether an Instrument (or Embedded Feature) is indexed to an Entity's Own Stock”. FASB ASC 815-15 specifies that a contract (that would otherwise meet the definition of a derivative) issued or held by the reporting entity that is both indexed to its own stock and classified in stockholders' equity in its statement of financial position should not be considered a derivative financial instrument. The standard provides guidance for determining whether an equity-linked financial instrument (or an embedded feature) is indexed to an entity's own stock, using a two-step approach. First, the instrument's contingent exercise provisions, if any, must be evaluated, followed by an evaluation of the instrument's settlement provisions. It also clarifies on the impact of foreign currency denominated strike prices and market-based employee stock option valuation instruments on the evaluation. The Company adopted this standard on January 1, 2009.  This standard did not have a material impact on the Company’s consolidated financial statements.

In March 2008, the FASB issued FASB ASC 815 (SFAS 161), “Disclosures about Derivative Instruments and Hedging Activities — an amendment of FASB Statement No. 133”. FASB ASC 815 (SFAS 161) changes the disclosure requirements for derivative instruments and hedging activities. Entities are required to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for, and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. The Company adopted this standard on January 1, 2009.  This standard did not have a material impact on the Company’s consolidated financial statements.

In February, 2008, the FASB issued FASB ASC 860-10-40 (FSP FAS 140-3), “Accounting for Transfers of Financial Assets and Repurchase Financing Transactions”, which was effective for the Company on January 1, 2009 The FSP requires that an initial transfer of a financial asset and a repurchase financing that was entered into contemporaneously with, or in contemplation of, the initial transfer be evaluated together as a linked transaction under SFAS 140, unless certain criteria are met. The adoption of this standard had no impact on the Company’s financial statements.

In December 2007, the FASB issued FASB ASC 805 (SFAS 141) (revised 2007) (“SFAS 141R”) “Business Combinations” and FASB ASC 810 (SFAS 160), “Non-Controlling Interests in Consolidated Financial Statements, an amendment of Accounting Research Bulletin No. 51.”  FASB ASC 805 changes how business acquisitions are accounted for and will impact financial statements both on the acquisition date and in subsequent periods. FASB ASC 810 changes the accounting and reporting for minority interests, which will be re-characterized as non-controlling interests and classified as a component of equity. These standards were effective for the Company beginning January 1, 2009. The adoption of FASB ASC 805 will change the Company’s accounting treatment for any future business combinations on a prospective basis.

Recent accounting pronouncements

In October 2009, the Financial Accounting Standards Board (“FASB”) issued new revenue recognition standards which eliminate the requirement to establish the fair value of undelivered products and services and instead provides for separate revenue recognition based upon management’s estimate of the selling price for an undelivered item when there is no other means to determine the fair value of that undelivered item. These standards are effective prospectively for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010. The Company is currently evaluating the impact, if any, that the adoption of this amendment may have on its consolidated financial statements.

In June 2009, the FASB also issued FASB ASC 805 (SFAS 167), Amendments to FASB Interpretation 46I, which is effective for the Company on January 1, 2010. It amends FIN 46I to require an enterprise to perform an analysis to determine whether the enterprise’s VIEs give it a controlling financial interest in a VIE. This analysis identifies the primary beneficiary of a VIE as the enterprise that has both of the following characteristics: (a) The power to direct the activities of a variable interest entity that most significantly impact the entity’s economic performance and (b) The obligation to absorb losses of the entity that could potentially be significant to the variable interest entity or the right to receive benefits from the entity that could potentially be significant to the variable interest entity. Additionally, an enterprise is required to assess whether it has an implicit financial responsibility to ensure that a VIE operates as designed when determining whether it has the power to direct the activities of the VIE that most significantly impact the entity’s economic performance.

In contrast to FIN 46I, FASB ASC 805 (SFAS 167) requires ongoing reassessments of whether an enterprise is the primary beneficiary of a VIE. It also amends the events that trigger a reassessment of whether an entity is a VIE and requires enhanced disclosures with more transparent information about an enterprise’s involvement in a VIE. The Company does not expect the adoption of this standard will have an impact on its financial statements.

In June 2009, the FASB also issued FASB ASC 860 (SFAS 166), Accounting for Transfers of Financial Assets an amendment of FASB Statement No. 140, which is effective for the Company on January 1, 2010. On and after the effective date, the concept of a qualifying special purpose entity (QSPE) is no longer relevant for accounting purposes. Therefore, former QSPEs (as defined under previous accounting standards) would be evaluated for consolidation on and after the effective date in accordance with the applicable consolidation guidance. Furthermore, the disclosure provisions of FASB ASC 805 (SFAS 166) will be applied to transfers that occurred both before and after the effective date. The Company does not expect the adoption of this standard will have an impact on its financial statements.

On April 9, 2009, the FASB issued three FASB Staff Positions (FSPs) in order to provide additional application guidance and to enhance disclosures regarding fair value measurements and other-than-temporary impairment of securities, as follows:

FASB ASC 820-10-65 (FSP FAS 157-4), “Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly”, provides additional factors to consider when measuring the fair value of an asset or liability when there has been a significant decrease in the level of market activity for the instrument and quoted prices are associated with transactions that are not considered to be orderly. It also expands the disclosure requirements for the fair value of financial instruments. FASB ASC 320-10-65-1 (FSP FAS 115-2 and FAS 124-2), “Recognition and Presentation of Other-than-Temporary Impairments” (OTTI), amends the impairment assessment guidance and recognition principles of OTTI for debt securities and enhances the presentation and disclosure requirements for debt and equity securities. The FSP requires an entity to recognize an OTTI when the entity intends to sell the security, it is more likely than not that it will be required to sell the security before recovery, or when the entire amortized cost basis of the security will not be recovered. When an entity intends to sell the security, or more likely than not will be required to sell the security, before recovery of its amortized cost basis less any current-period credit loss, the OTTI is recognized in earnings equal to the difference between fair value and amortized cost at the balance sheet date. In all other situations, the impairment is separated into an amount representing credit loss and amount relating to all other factors. The impairment related to credit loss is recognized in earnings and impairment related to other factors is recognized in other comprehensive income.

FASB ASC 825-10-65-1 (FSP FAS 107-1 and APB 28-1), “Interim Disclosures about Fair Value of Financial Instruments”, increases the frequency of fair value disclosures from an annual to a quarterly basis.

The Company does not expect the adoption of these FSP’s will have an impact on its financial statements.

In April 2008, the FASB issued FASB 350-30 (FSP142-3), “Determination of the Useful Life of Intangible Assets”. FASB 350-30 (FSP 142-3) amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under FASB ASC 350 (SFAS 142), “Goodwill and Other Intangible Assets”. The objective of FASB 350-30 is to improve the consistency between the useful life of a recognized intangible asset under (SFAS 142) and the period of expected cash flows used to measure the fair value of the asset under SFAS 141R, “Business Combinations”, and other U.S. generally accepted accounting principles. These standards will be effective beginning in fiscal year 2010. The Company is currently evaluating the impact that this FSP will have on its financial statements and disclosures.

RESULTS OF OPERATIONS AND FINANCIAL CONDITION

Results of Operations for the Years ended December 31, 2009, 2008, 2007 and for the period from December 7, 2005 (inception) to December 31, 2009.

The following tables set forth key components of our results of operations for the periods indicated  in dollars.  The discussion following the table is based on these audited results.

	2009	2008	2007	For the period from December 7, 2005 (inception) to December 31, 2009

Operating expenses

Salaries and benefits	$(4,654,468)	$(5,543,327)	$(3,347,098)	$(14,774,756)
Outside Services	(2,788,840)	(3,418,071)	(2,062,513)	(9,023,485)
Travel, meals and entertainment	(238,539)	(1,356,140)	(603,002)	(2,492,567)
Office and general expense	(1,068,589)	(1,707,026)	(870,190)	(3,969,619)
	(8,750,436)	(12,024,564)	(6,882,803)	(30,260,427)

Other expenses
Depreciation and amortization	(351,722)	(322,195)	(177,480)	(918,756)
Stock Based Compensation	(5,799,309)	(3,742,156)	(17,245,216)	(27,020,746)
	(6,151,031)	(4,064,351)	(17,422,696)	(27,939,502)

Loss from operations	(14,901,467)	(16,088,915)	(24,305,499)	(58,199,929)

Other income (expenses)
Interest (expense)	(2,680,016)	(453,576)	(152,671)	(3,337,344)
Interest income	4,836	74,882	34,892	114,610
Other income (expense)	(74,579)	123,951	40,952	81,809
	(2,749,758)	(254,743)	(76,826)	(3,140,925)

Net loss for the period	(17,651,225)	(16,343,658)	(24,382,325)	(61,340,853)

Deficit, beginning of the period	(43,689,628)	(27,345,970)	(2,963,645)	-

Deficit, end of the period	$(61,340,853)	$(43,689,628)	$(27,345,970)	$(61,340,853)

Revenues.

The Company is a development stage company and has not earned any revenue from its inception in 2005 through 2009. The Company expects to commence earning revenue as it attracted customers and deploys software that is accepted by those customers. The Company expects to achieve first revenues in 2011. At this time, the Company’s product remains under development and the Company does not have any deployed products in the market place with potential customers.

On June 7, 2007, AISystems signed AeroMexico as its first beta customer. The Company received $1 million in fees from AeroMexico which are recorded as deferred revenue in the Company’s financial statements as the Company has not met the criteria for recognition. The Company does not currently expect any future revenues from AeroMexico.

Operating Expenses

In 2009 the Company’s loss from operations was $14.9 million as compared to $16.1 million and $24.3 million in 2008 and 2007 respectively.  The Company’s loss from operations from inception through December 31, 2009 are $58.2 million. In 2009 loss from operations was lower than 2008 and 2007 as the Company downsized to align its business progress with financing available in the market to continue operations. Costs incurred in 2009, 2008 and 2007 related primarily to staff, facilities, consultants, advisors, legal, travel and other costs associated with seeking customers, investors and the continued development of software as the Company aims to establish a market for its technology rights. Since inception, the Company has expanded and contracted based upon access to capital, the availability of key resources and traction with potential customers. The Company expects the loss from operations in 2010 to be in line with 2009.

In 2009, compensation expense was $4.7 million a reduction from $5.5 million in 2008. The decrease was due to a reduction in staff in 2008 caused by reduced access to capital brought on by the economic downturn. Compensation costs in 2008 were higher than in 2007 as the number of staff and average compensation levels had increased from 2007 to 2008.

In 2009, outside services expense decreased to $2.8 million from $3.4 million as the Company reduced the number of consultants, as the deployment of its Beta software to AeroMexico was halted. Outside services in 2008 were $3.4 million compared to $2.1 million in 2007, the increase was due to the addition of consultants to assist with the development of the Company’s software and with the AeroMexico deployment.

In 2009, travel, meals and entertainment decreased to $0.2 million from $1.4 million as the Company reduced its investment in travelling to potential customer sites and due to the cessation of the Aeromexico deployment. In 2008, travel, meals and entertainment increased to $1.4 million as the Company expanded travel to potential customer sites and due to the expanded travel associated with the Aeromexico deployment.

In 2009, office and general expenses were $1.1 million down from $1.7 million in 2008 as the Company reduced the number of staff in the company. In 2008 office and general expenses were $1.7 million up from $0.9 million in 2007 as the Company expanded its operation by adding more staff.

In 2009, depreciation and amortization expenses were $0.4 million up from $0.3 million in 2008 as the Company continued to write off its capital equipment acquired since inception over their estimated useful life.

In 2009, stock based compensation was $5.8 million compared to $3.7 million in 2008 an $17.2 million in 2007. In 2007, the Company modified its 2005 Stock Option Plans to amend certain rights and obligations of the stock options plans. In accordance with FASB ASC 718 (SFAS 123R), the Company has accounted for these changes as a Plan Curtailment/Modification. To implement the change from an accounting standpoint, the Company is deemed to have effectively repurchased the original award and issued a new award at the time of the Plan Curtailment/Modification. Incremental compensation cost is measured as the excess, if any, of the fair value of the modified award over the fair value of the original award immediately before its terms are modified, measured based on the share price and other pertinent factors at that date. In 2009, the Company undertook two re-pricings of stock options. Under the first repricing outstanding under the 2005 Employee stock Plan, the 2008 Employee stock option plan and with non-plan options, whether vested or unvested to the lessor of (i) $0.75 per option and the current and (ii) the current conversion price, provided the optionee had a continuing involvement with the Company at the time of the re-pricing. 2,208,750 options were re-priced from the various Stock Option Plans under this re-pricing. Under the second repricing, the Company undertook a re-pricing of stock options outstanding under the 2005 Employee stock Plan, the 2008 Employee stock option plan and with non-plan options, whether vested or unvested to the lessor of (i) $0.25 per option and the current and (ii) the current conversion price, provided the optionee had a continuing involvement with the Company at the time of the re-pricing. 4,091,500 options were re-priced from the various Stock Option Plans under this re-pricing. Additionally, in April 2009, the Company issued 2,285,000 of stock options with a strike price of $0.75 per share and in October 2009, the Company granted 1,825,000 stock options at a strike price of $0.10 per common share to management and advisors with vesting over key future performance milestones.

Other income (expenses)

Other expenses were $2.7million in 2009, $0.3 million in 2008 and $0.1 million in 2007. Other income (expenses) were primarily comprised of interest expense on debt issued by the Company related to financing operations and for the acquisition of intellectual property.

In 2009, interest expense was $2.7 million compared to $0.5 million in 2008 and $0.2 million in 2007. Starting in the later part of 2008 and increasing throughout 2009, as the access to capital became more difficult due to global economic conditions, the Company took on debt in conjunction with equity as a method of capital raise to keep the development of its technology and customers markets advancing.

Income tax expense

The income tax expense for 2009, 2008 and 2007 were Nil as the Company has incurred operating losses since inception.

Net Loss

The Company’s net loss was $17.7 million in 2009 as compared to $16.3 million, as compared to $24.4 million in the 2008 and 2007 respectively.

Restricted cash

The Company has restricted cash which represents amounts held by a bank as a collateral security for a letter of credit issued in favor of the lessor of its Kirkland facility and an escrow required pursuant to a loan guarantee agreement.

Additionally, pursuant to a customer contract, the Company is required to hold in escrow ten percent of all payments received from the customer as restricted cash while the contract exists to satisfy its indemnification obligations to the customer pursuant to the contract. For the period from December 7, 2005 (inception) to December 31, 2009 the Company has received $1,000,000 from this customer. The Company is not in compliance with this term of the customer contract. Under a default, the customer may terminate this contract with the Company at any time by providing written notice to the Company.

Loans receivable from employees

In 2007, the Company advanced to certain employees CDN$400,000 in exchange for a five-year unsecured promissory note bearing interest at prime plus 2.0%. In 2008, these loans and accrued interest thereon which totaled $422,000 was assigned to the controlling shareholder in exchange for a reduction in notes payable to the controlling shareholder.

In 2008, $22,305 was loaned to an employee. This loan was non-interest bearing and was repaid in full in 2009.

In 2009, the Company loaned an employee of the Company CDN$20,000 with no fixed terms of repayment. The loan is non-interest bearing, unsecured and due on demand.

Intellectual Property

On December 9, 2005, AISystems entered into an Intellectual Property Agreement with Dynamic Intelligence Inc. (“Dynamic”), the controlling shareholder, to license certain intellectual property from Dynamic and in full satisfaction of the consideration, the Company issued 20,000,000 common shares at a nominal agreed value of $10. On October 11, 2006, the parties amended the Intellectual Property Agreement to provide AISystems the right to license additional intellectual property from Dynamic (collectively, the “Intellectual Property Agreement”). AISystems’ license consists of the exclusive, fully paid, worldwide and perpetual license to exploit the Dynamic Intellectual Property solely in the airline field, including the right to exploit any product or service in the airline field. Pursuant to the amended Intellectual Property Agreement, the fair value consideration of $8,000,000 was settled with the issuance of a note payable for $4,000,000 plus accrued interest and issuing 8,000,000 common shares. In May 2008, the parties amended the Intellectual Property Agreement to provide AISystems the exclusive, worldwide and perpetual right to develop and market the proprietary Integrated E-Commerce Travel Engine Platform for the travel and tourism industry. Pursuant to the amended intellectual property agreement, the fair value of consideration of $5,000,000 was settled with the issuance of a note payable for $5,000,000, the issuance of 2,000,000 common shares and a 5.0% royalty on revenue directly derived from the Integrated E-Commerce Travel Engine Platform. In May 2009, the May 2008 amendment was cancelled pursuant to another amendment and all obligations under the May 2008 amendment were reversed. As a result, the $5,000,000 note payable was presented as an extinguishment of the debt to Dynamic Intelligence Inc. on the consolidated balance sheet as at December 31, 2008 with no gain or loss being reported in the consolidated statement of operations. Also, the 2,000,000 common shares were cancelled and $800,000 was recorded as additional consideration for the recission of the agreement during the period ended December 31, 2009.

Notes payable to Dynamic Intelligence Inc.

In 2006, the Company amended its license agreement with its controlling shareholder, Dynamic, as described in Note 7. In conjunction with this, amongst other things, the Company issued $4,000,000, 5%, unsecured notes payable. In 2007, the Company paid down the principal of the loan by $2,000,000. In 2008, the Company amended its license agreement with its controlling shareholder, Dynamic. In conjunction with this, amongst other things, the Company issued and subsequently cancelled an additional $5,000,000, 5%, unsecured notes payable. The Company reduced the principal owing under this note when it assigned $422,000 in loans receivable from employees to Dynamic.  Accordingly, during the year ended December 31, 2009, the 2,000,000 common shares were cancelled and an additional amount of $800,000 was recorded as a contribution to additional paid in capital.

All interest in respect of the loan remains outstanding at December 31, 2009. Interest expense on this note was $55,567, $141,188 and $191,944 for the years ended December 31, 2009, 2008 and 2007, respectively.

 Notes payable with detachable warrants

In 2008, the Company issued $2,582,090 one year, 8% notes payable to existing shareholders, executives, consultants and advisors to the Company, which are unsecured and have a detachable warrant with a strike price of $0.001 for every $5.00 of notes payable issued. Management estimated the fair value of each instrument separately and allocated the proceeds in accordance with the relative fair value method. The amount allocated to the warrants in accordance with this method was $1,534,260 during the year ended December 31, 2008. The notes payable have been recorded on the consolidated balance sheet net of the discount representing the allocation of the relative fair value to the warrant. The Company records interest in the consolidated statements of operations as the discounted note is accreted to its face value through maturity, in addition to recording an 8% interest charge. From January 2009 to February 2009, the Company issued an additional $723,550 (Dynamic - $698,600) 8%, unsecured notes payable with a total of 145,000 detachable warrants at a strike price of $0.001. Management estimated the fair value of each instrument separately and allocated $127,342 to these warrants in accordance with the relative fair value method. The expense related to the discount on the 8% notes payable using the interest method was $1,392,764 and $264,449, for 2009 and 2008 respectively.

In 2009, the Company provided an option to the holders of 8% notes payable to convert these debt instruments into common shares at an issuance price of $0.75 per common share in exchange for the outstanding debt plus accrued and unpaid interest. During the year ended December 31, 2009, an amount of $1,734,327 representing principle and accrued interest on 8% notes payable were converted into 2,312,437 common shares at $0.75 per share. The 8% notes payable, including Dynamic’s portion, are senior in the security ranking to the notes payable issued to Dynamic Intelligence Inc. issued in 2006. As at December 31, 2009, $1,618,750 (2008: $2,552,076) in 8% notes were issued and outstanding; including $1,199,000 to Dynamic (2008: $499,000).  In addition, interest expense representing the coupon was $107,043 and $65,677, for 2009 and2008 respectively.  The 8% notes payable are subject to an early repayment provision should the Company raise in excess of $7.5 million following the issuance of the notes. In addition, during the year ended December 31, 2009,  the Company issued $2,410,000 in 5% unsecured notes that mature within various dates throughout 2009 along with a total of 7,386,666 in detachable warrants with a strike price of $0.001. Management estimated the fair value of each instrument separately and allocated $960,818 to the warrants in accordance with the relative fair value method. The Company records interest in the consolidated statements of operations as the discounted note is accreted to its face value through maturity, in addition to recording a 5% interest charge. The expense related to the discount on the notes payable using the interest method was $960,818 in 2009. Interest expense representing the coupon was $56,625 in 2009.

The Company also entered into a bond agreement during 2009 with a third party to provide a guarantee of notes to be issued by the Company. Under this bond, the Company issued $150,000 of notes bearing interest of 18%, maturing in August 2010. These notes also included a total of 300,000 common stock warrants with a strike price of $0.001 and fair value of $39,894. Pursuant to guarantee agreement, the Company is required to set aside in a separate bank account of 5% of all the future funds raised in excess of $1,000,000. As at December 31, 2009, the restricted amount under this bond agreement was $64,000.

In October 2009, the Company entered into a forbearance agreement to extend the maturity of debt to September 30, 2010 with certain debt holders whom collectively hold $3,647,500 of debt and accrued interest. In exchange for extending the described debt, the Company issued 3,647,500 warrants with an exercise price of $0.001 each, which expire at the earlier of a public listing, a corporate reorganization or specified expiry dates that range for the period from 2009 to 2014. The forbearance agreements were treated as a modification of the debt and accordingly the associated fees, representing the fair value of the warrants issued by the Company to the creditors, have been recorded as a discount on the debt and amortized over the new term to maturity with an additional charge to interest expense calculated in accordance with the interest method.

In 2009, the Company has received an additional $45,000 consisting of two unsecured, non-interest bearing demand loans from shareholders with no fixed terms of repayment.

In 2010, certain parties owed $1,425,317 that are past due since 2008 and 2009 have agreed to standstill and forbear the amounts owing provided that the Company agree to repay the amounts owed on the following basis: 15% of all monies raised by the Company subsequent to February 11, 2010 shall be set aside for the repayment of the debt until fully repaid. The Board of Directors of the Company has agreed to the repayment terms and authorized same. Such obligations shall also become obligations of any public company that results after the reverse merger the Company is completing with Wolf Resources, Inc.

Equity Issuances in 2009 and 2008

Issuances of Common Shares for Cash

From January 2009 to June 2009, the Company issued 576,666 common shares at $0.75 per share for total consideration of $ 432,500 of which $432,500 was received in cash.

From September 2009 to December 2009, the Company issued 15,328,760 common shares at $0.10 per share for total consideration of $1,532,876 of which $1,333,466 was received in cash and $199,410 was received in services.

From October 2009 to December 2009, the Company offered for sale shares to potential investors at $0.25 per share. Under this program the Company issued 4,148,065 common shares for total consideration of $1,037,016 of which $725,000 was received in cash and $312,016 was received in services.

From February 6, 2008 to May 13, 2008, the Company issued 1,581,366 common shares for $5.00 per common share and received total proceeds of $7,906,830. From May 23, 2008 to May 28, 2008, the Company issued 108,363 common shares for $5.00 per common share and received total proceeds of $541,815.

Issuance of Common Shares in Exchange for Notes Payable

In March 2009, the Company offered holders of 8% notes payable the right to exchange their debt for common stock at the then market value of $0.75 per share. From March 2009 to May 2009, $1,734,328 of note holders opted into this program and the Company issued 2,312,437 Common shares.

Issuance of Common Shares pursuant to ant-dilution agreements

In 2009, the Company reserved 6,744,687 common shares for the issuance of common share warrants. The warrants were issued to all common shareholders who previously acquired common stock in excess of $1.25 per share. These warrants have a strike price of $0.001 and expire at the earlier of a public listing, a corporate reorganization or five years from the date of issue.

Issuance of Common Shares to management and consultants for services

In April 2009, the Company reserved 4,500,000 common shares for restricted stock awards. The common shares were granted to management and consultants for services rendered. In respect of 3,500,000 shares, 50% of such common shares vested on April 7, 2009 with 5% vesting at the end of each month commencing at the end of April 2009. In respect of the remaining 1,000,000 shares all such shares on vested June 6, 2009. The Company valued these share at the market value of $0.75 per share and recorded additional stock based compensation expense in the statement of operations of $3,219,482.

In October 2009, the Company issued 5,000,000 common shares. The common shares were granted to consultants, directors, and management for services rendered. The Company valued these share at market value of $0.10 per share and recorded a additional stock based compensation expense in the statement of operations of $500,000.

Issuance of Common Shares for Intellectual Property from a related party

In May 2008, 2,000,000 common shares were issued to Dynamic, pursuant to the Intellectual Property Agreement, as amended. The shares were returned as cancelled in 2009 pursuant to the cancellation of the further amendment.

Cancellation of Common Shares pursuant to rescission of amended Intellectual Property Agreement

In 2009, the Company cancelled 2,000,000 common shares previously issued to Dynamic in conjunction with the rescission of the amendment of the Intellectual Property Agreement dated in May 2008.

Issuance of Common Shares upon the exercise of stock options.

In May 2008, the Company issued 20,000 common shares upon the exercise of options and received total proceeds of $20,000.

Common Shares reserved for Issuance of Common Stock Warrants

In 2009, the Company reserved 11,290,586 common shares for the issuance of common stock warrants. The warrants were issued in conjunction with the raising of short term notes totaling $5,867,100. These warrants have a strike price of $0.001 and expire at the earlier of a public listing, and a corporate reorganization.

Series A Preferred Stock (Renamed to Series B Preferred stock following merger)

In 2008, the Company declared a dividend on its common shares in the form of the issuance of 2,329,905 Series A preferred shares to each record holder of common shares as of May 30, 2008. For each 20 common shares then-held by such holder the holder is entitled to one preferred share. The preferred shares (1) entitle the holder thereof to four hundred (400) votes on all matters submitted to a vote of the stockholders of the Company; (2) are not convertible into common shares; (3) may not be transferred except in accordance with applicable Securities Laws; (4) may be redeemed by the Company at any time for a per share redemption price of $0.001; (5) has a liquidation preference of $0.001 per share; and (6) other than with respect to such liquidation preference, does not share in the assets of the Company upon a liquidation.  Other than voting and liquidation rights, the Series A preferred shares have no other material rights or preferences and have nominal economic value.

Attached below is a schedule setting out all equity issuances of the Company since inception.

	Common stock - number of shares #	Common stock - amount $	Additional Paid in Capital $	Deficit accumulated during the development stage $	Total $	Comprehensive income (loss)
Shares issued in consideration
of Intellectual Property ("IP")	20,000,000	20,000	(19,990)		10
Shares issued for cash during the year	1,370,720	1,371	341,309		342,680
Net loss				(64,350)	(64,350)	(64,350)
Balance at December 31, 2005	21,370,720	21,371	321,319	(64,350)	278,340	(64,350)
Shares issued in consideration of IP	8,000,000	8,000	(8,000)		-
Special distribution in consideration of IP			(4,000,000)		(4,000,000)
Shares issued for cash during then year	6,806,800	6,807	3,490,593		3,497,400
Shares issued upon exercise of options	170,000	170	42,330		42,500
Stock based compensation			234,065		234,065
Net loss				(2,899,295)	(2,899,295)	(2,899,295)
Balance at December 31, 2006	36,347,520	36,348	80,307	(2,963,645)	(2,846,990)	(2,899,295)
Shares issued for cash during the year	6,540,900	6,540	8,768,360		8,774,900
Stock based compensation			17,245,216		17,245,216
Net loss				(24,382,325)	(24,382,325)	(24,382,325)
Balance at December 31, 2007	42,888,420	42,888	26,093,883	(27,345,970)	(1,209,199)	(24,382,325)
Shares issued in consideration of IP	2,000,000	2,000	(2,000)		-
Shares issued for cash during the year	1,689,729	1,690	8,446,956		8,448,646
Issuance of preferred shares					2,330
Dividend on common shares			(2,330)		(2,330)
Common share warrants issued in connection with debt			1,534,260		1,534,260
Shares issued in connection with exercise of warrants	31,020	31	279		310
Shares issued upon exercise of options	20,000	20	19,980		20,000
Stock based compensation			3,742,156		3,742,156
Net loss				(16,343,658)	(16,343,658)	(16,343,658)
Balance at December 31, 2008	46,629,169	46,629	39,833,183	(43,689,628)	(3,807,486)	(16,343,658)
Shares issued $0.75 per share for cash during the year	576,666	577	431,924		432,500
Shares issued $0.10 per share for cash during the year	15,328,760	15,329	1,517,547		1,532,876
Shares issued $0.25 per share for cash during the year	4,148,065	4,148	1,032,868		1,037,016
Consideration received for cancellation of IP			800,000		800,000
Cancellation of shares issued for IP	(2,000,000)	(2,000)	2,000		-
Conversion of warrants for anti dilution	6,744,687	6,745	(6,745)		-
Share issued on conversion of debt	2,312,437	2,312	1,732,016		1,734,328
Common share warrants issued in connection with debt			1,179,347		1,179,347
Stock based compensation	9,500,000	9,500	5,789,809		5,799,309
Shares issued in connection with exercise of warrants	5,480,478	5,480	(4,123)		1,357
Net loss				(17,651,225)	(17,651,225)	(17,651,225)
Balance at December 31, 2009	88,720,262	88,720	52,307,826	(61,340,853)	(8,941,977)	(17,651,225)

LIQUIDITY AND CAPITAL RESOURCES

Capital required to Continue operations and Substantial doubt about ability to continue operations

The Company requires capital to continue operations. The Company is in arrears with its creditors and any of its creditors may petition the Company in receivership.  In this regard, management is planning to raise necessary funds through loans and additional sales of its common stock. There is no assurance that the Company will be successful in raising additional capital.

The Company expects to raise $5 million to $10 million in equity in 2010, which will be used to fund operations, improve working capital and to reduce maturing and past due debt. Should the Company be unable to raise this amount of capital its operating plans to fund our business and financial performance could be adversely affected.

The Company has yet to fully commercialize its technologies and consequently has incurred significant losses since its inception.

      The Company owes $1,425,317 to certain parties that are past due since 2008 and 2009.  The parties have agreed to standstill and forbear the amounts owing provided that the Company agree to repay the amounts owed on the following basis: 15% of all monies raised by the Company subsequent to February 11, 2010 shall be set aside for the repayment of the debt until fully repaid.  The Board of Directors of the Company has agreed to repayment terms and authorized same.  Such obligations shall also become obligations of any public company  that results after the reverse merger the Company is completing with Wolf Resources, Inc.

At December 31, 2009, the Company’s deficit accumulated during the development stage was approximately $61.7 million, and the Company had utilized cash in operating activities of $25.4 million. The Company has funded theses losses and cash flows through the sale of equity securities, the issuance of debt and from credit granted by vendors. The Company is also in arrears to certain creditors and in default under certain agreements which may have a material adverse effect on operations.

From January 01, 2010 through March 19, 2010, the Company raised $1,177,193.50 from the sale of common stock ranging from $0.10 per share to $0.25 per share.

These factors raise substantial doubt about the ability of the Company to continue as a going concern. There can be no assurance that the Company will have adequate capital resources to fund planned operations or that any additional funds will be available to the Company when needed, or if available, will be available on favorable terms in the amounts required by the Company.  If the Company is unable to obtain adequate capital resources to fund operations, it may be required to delay, scale back or eliminate some or all of its operations, which may have a material adverse effect on the Company’s business, results of operations and ability to continue as a going concern.

OFF-BALANCE SHEET ARRANGEMENTS

Lease obligations

The Company leases office space in Kirkland, Washington and Toronto, due to expireon October 2012 and May 2014 respectively. Total lease expense for the years ended 2009, 2008 and 2007 was $821,955, $852,416 and $495,978, respectively. The Company has been in arrears/default under the Kirkland lease agreement since November 2009. As described in Note 4, the Company has restricted cash that the landlord may draw upon at any time at their sole discretion to remedy the arrears rent. At this time, the landlord has not drawn on the restricted cash nor has the landlord provided notice that they intend to do so.

In May 2009, the Company extended the lease for its Toronto office space for 5 years. The lease provided for three months free rent at the inception of the lease.

The Company also leases photocopiers, computer equipment and an apartment, expiring at various dates from 2010 to 2014.

The total future minimum lease payments by year for all operating leases are as follows:

Lease obligations

December 31,	Total

2010	$737,010
2011	733,399
2012	610,744
2013	99,031
2014	44,364
Thereafter	-
$2,224,549

Commitments

The Company has a contractual obligation to pay a third party 2% of all revenue under its single customer contract for three years from signing. No amounts were owing under this agreement as at December 31, 2009 and 2008.

Exchange Right Agreement

The Company and Merus Capital I, L.P. (“Merus”) entered into an exchange right agreement (the “Agreement”), whereby Merus provided funding to the Company in exchange for, amongst other things, a right in liquidation for Merus to exchange common shares held by Merus at the time of the conversion (“Merus Securities”) into an unsecured promissory note with aggregate principle up to $5,000,000 paying interest at a rate of 5.00% per annum.  The term of the Agreement is the earlier of: (i) 36 months following a Going Public Transaction (as defined in the Agreement); (ii) Merus receiving the Note after exercising their rights under the Agreement; and (iii) Merus transferring any of the Merus Securities without the prior authorization of the Company. Management has reviewed the terms of the exchange right agreement and has determined that permanent equity classification is appropriate because all conditions under which the exchange right could be enforced are solely within the control of the Company.

MANAGEMENT

Appointment of New Directors

At the Closing Date of the Exchange Agreement and subject to the effectiveness of an information statement required by Rule 14f-1 promulgated under the Exchange Act, Graeme McNeill resigned as our sole officer and director.

The following table sets forth the names, ages, and positions of our new executive officers and directors. Executive officers are elected annually by our Board of Directors.  Each executive officer holds his office until he resigns, is removed by the Board, or his successor is elected and qualified.  Directors are elected annually by our stockholders at the annual meeting.  Each director holds his office until his successor is elected and qualified or his earlier resignation or removal.

NAME	AGE	POSITION

Stephen C. Johnston	45	Chairman, President, Chief Executive Officer and Director
Steven Frankel	67	Independent Director
James Beatty	65	Independent Director
Gary Clifford	41	Chief Financial Officer
Salil Munjal	40	Chief Operating Officer
Charles Mawby	50	Senior Vice President, Marketing
D. Kordell Fournier	31	Vice President & General Counsel

A brief biography of each officer and director is more fully described in Item 5.02(c).  The information therein is hereby incorporated in this section by reference.

Family Relationships

There are no family relationships between any of our directors or executive officers and any other directors or executive officers.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers have been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, or has been a party to any judicial or administrative proceeding during the past five years that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws, except for matters that were dismissed without sanction or settlement. Except as set forth in our discussion below in “Certain Relationships and Related Transactions,” none of our directors, director nominees or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

There are no outstanding judgments against the Company or any consent decrees or injunctions to which the Company is subject or by which its assets are bound and there are no claims, proceedings, actions or lawsuits in existence, or to the Company’s knowledge threatened or asserted, against the Company or with respect to any of the assets of the Company that would materially and adversely affect the business, property or financial condition of the Company, including but not limited to environmental actions or claims. However, from time to time, is involved in various lawsuits and legal proceedings which arise in the ordinary course of business.  Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business.

An employee terminated in 2009, is claiming that she was wrongfully dismissed and is seeking damages. The Company believes that it has complied with law in completing her termination. As such the Company believes that her claim is without merit.

Code of Ethics

The Company has adopted a Code of Ethics that applies to its directors, officers and key employees. The Code of Ethics is attached hereto as Exhibit 14.1

Conflicts of Interest

Certain potential conflicts of interest are inherent in the relationships between our officers and directors, and us.

From time to time, one or more of our affiliates may form or hold an ownership interest in and/or manage other businesses both related and unrelated to the type of business that we own and operate.  These persons expect to continue to form, hold an ownership interest in and/or manage additional other businesses which may compete with ours with respect to operations, including financing and marketing, management time and services and potential customers.  These activities may give rise to conflicts between or among the interests of us and other businesses with which our affiliates are associated.  Our affiliates are in no way prohibited from undertaking such activities, and neither we nor our shareholders will have any right to require participation in such other activities.

Further, because we intend to transact business with some of our officers, directors and affiliates, as well as with firms in which some of our officers, directors or affiliates have a material interest, potential conflicts may arise between the respective interests of us and these related persons or entities.  We believe that such transactions will be effected on terms at least as favorable to us as those available from unrelated third parties.

With respect to transactions involving real or apparent conflicts of interest, we have adopted policies and procedures which require that: (i) the fact of the relationship or interest giving rise to the potential conflict be disclosed or known to the directors who authorize or approve the transaction prior to such authorization or approval, (ii) the transaction be approved by a majority of our disinterested outside directors, and (iii) the transaction be fair and reasonable to us at the time it is authorized or approved by our directors.

EXECUTIVE COMPENSATION

AISYSTEMS EXECUTIVE COMPENSATION SUMMARY

Summary Compensation Table

The following table sets forth all cash compensation paid by the Company, for the years ended December 31, 2009, 2008 and 2007.  The table below sets forth the positions and compensations for each officer and director of the Company.

Name and Principal Position	Year	Salary	Bonus ($)	Option Award ($)	Non-Equity Incentive Plan Compensation Earnings ($)	Non-Qualified Deferred Compensation Earnings ($)	All other Compensation ($)	Total ($)
Stephen Johnston, President & CEO and Chairman
	2007	234,053	-	-	-	-	-	234,053
	2008	253,703	200,000	-	-	-	-	453,703
	2009	172,151	-	-	-	-	662,500(4)	834,651
James Beatty, Director(1)
	2007	-	-	-	-	-	-	-
	2008	-	-	-	-	-	-	-
	2009	-	-	-	-	-	-	-
Steven Frankel, Director(2)
	2007	-	-	13,800	-	-	-	13,800
	2008	-	-	-	-	-	-	-
	2009	-	-	40,960	-	-	-	40,960
Gary Clifford Chief Financial Officer(3)
Salil Munjal, Chief Operating Officer(3)
Charles Mawby, Senior Vice President, Marketing
	2007	158,269	-	-	-	-	-	158,269
	2008	178,229	-	-	-	-	-	178,229
	2009	166,806	-	17,320	-	-	-	184,126
Kordell Fournier, Vice President, General Counsel & Corporate Secretary(3)

(1)	James Beatty joined the Board in 2009. In 2006, Mr. Beatty was grants 100,000 stock options with a strike price of $0.10 as a consultant to the Company.
(2)	Steven Frankel joined the Board in 2007
(3)	Messrs. Clifford, Munjal and Fournier (the “Consultants”) have agreed to serve as officers of, and consultants to, the Company effective the Closing Date. Prior, each of the Consultants have, directly or indirectly, provided from time to time advisory services to AISystems or a subsidiary thereof. Upon the Closing Date: Mr. Clifford shall be providing certain business and accounting consulting services to the Company; Mr. Munjal shall be providing business consulting services to the Company; and Mr. Fournier legal consulting services to the Company.
(4)	The Company issued 1.75 million shares to Mr. Johnston in 2009 for retention and for services rendered. Throughout 2009, the Company issued equity capital at prices ranging from $0.01 to $0.75 per share. At times, the Company was unable to raise any equity capital and issued debt with multiple detachable warrants ranging from one to ten warrants with an exercise price of $0.01 for each dollar of debt raised in an effort to maintain business operations as access to equity capital became impossible as the global recession strengthened and investor confidence diminished. Each warrant entitled a holder to exchange a nominal value warrant for a fully paid common stock. For accounting purposes, the Company recorded $662,500 in expense related to this issuance. The early stage nature of the company, its status as a private company, the absent of liquidity for the Company’s stock, the challenging economic environment which existed in 2009, the Company’s constant need for cash to continue operations, the unproven nature of its technology makes ascertaining its valuation very difficult and imprecise, resulting in significant volatility in the value ascribed to stock issuances.

Outstanding Equity awards at Fiscal Year End

Other than as set out herein, there are no outstanding equity awards at December 31, 2009.

Director Compensation

Our directors will not receive a fee for attending each board of directors meeting or meeting of a committee of the board of directors. All directors will be reimbursed for their reasonable out-of-pocket expenses incurred in connection with attending board of director and committee meetings.

Stock option plans

The Company has issued stock options to employees, consultants and advisors under two Stock Option Plans, (i) The 2005 Stock Option Plan and (ii) The 2008 Stock Option Plan. The Company has also issued Non-Plan stock options to certain consultants and advisors.

The Company’s 2005 Stock Option Plan, dated December 8, 2005 (as amended from time to time) has reserved 6,000,000 Common Shares for issuance and the Company’s 2008 Stock Option Plan, dated May 30, 2008, has reserved 5,000,000 Common Shares for issuance. Additionally, the Company has reserved 841,500 Common Shares for outstanding non-plan stock options.

The Board of Directors administers the Company’s Plans. The exercise prices of the options granted are determined by the Board of Directors and are generally established at the estimated market value of the Company’s common shares at the date of grant. The Board of Directors determines the term of each option, the number of shares for which each option is granted and the rate at which each option is exercisable. Options are granted with terms not to exceed five years under the 2005 Plan and 10 years under the 2008 Plan.  The fair value of each option award is estimated on the date of grant using a Black Scholes option pricing model using the assumptions as disclosed herein. The expected volatility is based on similar public entities for which share price information is available. The Company uses historical data to estimate option exercise and employee termination to determine the appropriate inputs to the model. The risk-free rate for periods within the contractual life of the option is based on the U.S. Treasury yield curve in effect at the time of grant. For those option awards that have performance conditions, the fair value is estimated on the date of grant using the same model and assumes that performance goals will be achieved. If such goals are not met, no compensation cost is recognized and any recognized compensation cost is reversed. The inputs for expected volatility, expected dividends, and risk-free rate used in estimating those options’ fair value are the same as those noted for options granted without performance conditions.

Stock Plan Curtailment/Modification in 2007

On June 11, 2007, the Company modified its 2005 Stock Option Plans to amend certain rights and obligations of the stock options plans. In accordance with FASB ASC 718 (SFAS 123R), the Company has accounted for these changes as a Plan Curtailment/Modification. To implement the change from an accounting standpoint, the Company is deemed to have effectively repurchased the original award and issued a new award at the time of the Plan Curtailment/Modification. Incremental compensation cost is measured as the excess, if any, of the fair value of the modified award over the fair value of the original award immediately before its terms are modified, measured based on the share price and other pertinent factors at that date. The modifications to the plan included amongst other things and allowed the following:

•	Right to exercise – the option holder now has the right to exercise the option after vesting (no longer dependent on a triggering event).

•	Stock-split – the options will now be automatically adjusted to reflect the impact of a stock-split or stock-consolidation.

•	Upon termination, the holder would has 90 days to make a decision to either exercise or forfeit any vested options; previously there was no timeline.

•	First right of refusal (terminated employees) – The Company has the first right of refusal to buy back the share of any terminated employees, executed at fair value.

•	First right of refusal (share transfers) – The Company has the first right of refusal to buy back the share of any proposed share transfers, executed at fair value.

In 2009, the Company undertook two re-pricing of stock options outstanding under the 2005 Employee stock Plan, the 2008 Employee stock option plan and with non-plan options. Under the first, whether vested or unvested to the lessor of (i) $0.75 per option and the current and (ii) the current conversion price, provided the optionee had a continuing involvement with the Company at the time of the re-pricing. 2,208,750 options were re-priced from the various Stock Option Plans under this re-pricing. Under the second, re-pricing of stock options outstanding under the 2005 Employee stock Plan, the 2008 Employee stock option plan and with non-plan options, whether vested or unvested to the lessor of (i) $0.25 per option and the current and (ii) the current conversion price, provided the optionee had a continuing involvement with the Company at the time of the re-pricing. 4,091,500 options were re-priced from the various Stock Option Plans under this re-pricing.

In April 2009, the Company issued 2,285,000 of stock options with a strike price of $0.75 per share.

In October 2009, the Company granted 1,825,000 stock options at a strike price of $0.10 per common share to management and advisors with vesting over key future performance milestones.

Consolidated Schedule of Stock Option Plans

A summary of the Company’s stock options from December 7, 2005 (inception) to December 31, 2009 is presented below:

	Shares under option	Weighted Average Exercise Price	Average Remaining Contractual Life (Years)	Weighted Average Grant Date Fair Value
Outstanding at December 7, 2005 (inception)
Granted	-	$-	-	$-
Exercised	-	$-	-	$-
Forfeited	-	$-	-	$-
Outstanding at December 31, 2005	-	$-	-	$-

Granted	2,443,750	$0.66	4.20	$0.17
Exercised	(85,000)	$0.50	-	$-
Forfeited	(187,500)	$0.97	-	$0.25
Outstanding at December 31, 2006	2,171,250	$0.64	4.20	$0.17
Exercisable at December 31, 2006	-	$-	-	$-

Granted - plan modification	4,230,000	$0.33	3.15	$4.61
Exchanged - plan modification	(2,171,250)	$0.64	-	$0.17
Granted	822,500	$2.74	4.53	$1.02
Exercised	-	$-	-	$-
Forfeited	(125,000)	$1.96	-	$0.51
Outstanding at December 31, 2007	4,927,500	$0.69	3.36	$4.09
Exercisable at December 31, 2007	3,572,250	$0.36	3.14	$4.54

Granted	2,760,250	$5.69	6.19	$1.65
Exercised	(20,000)	$1.00	-	$-
Forfeited	(349,000)	$1.98	-	$0.19
Outstanding at December 31, 2008	7,318,750	$2.53	4.60	$3.43
Exercisable at December 31, 2008	4,499,873	$0.51	1.88	$4.23

Granted	4,755,000	$0.25	9.48	$0.10
Exercised	-	$-	-	$-
Cancelled	(1,185,000)	$0.75	-	$1.04
Forfeited	(1,485,750)	$0.24	-	$1.94
Outstanding at December 31, 2009	9,403,000	$0.25	5.20	$2.18
Exercisable at December 31, 2009	6,144,331	$0.25	5.00	$2.54

A summary of the status of the Company’s non-vested options from December 7, 2005 (inception) to December 31, 2009 is as follows:

Non-vested Options	Shares

Non-vested at December 31, 2006	2,171,250

Granted in 2007	5,052,500
Vested	(3,572,250)
Exchanged	(2,171,250)
Forfeited	(125,000)
Non-vested at December 31, 2007	1,355,250

Granted in 2008	2,760,250
Vested	(927,623)
Exercised	(20,000)
Forefeited	(349,000)
Non-vested at December 31, 2008	2,818,877

Granted in 2009	4,755,000
Vested	(1.644,458)
Exercised	-
Cancelled	(1,185,000)
Forefeited	(1,485,750)
Non-vested at December 31, 2009	3,258,669

The total fair value of stock options granted to all employees and directors that vested during the year ended December 31, 2009, 2008 and 2007 was $617,612, $2,418,757 and $13,239,378 respectively. Since inception no employee stock options have been exercised. The intrinsic value of options outstanding and exercisable at December 31, 2009, 2008 and 2007 was $Nil, $1,079,969 and 16,575,240, respectively.

Employee and Director stock options:

Activity in the Company’s stock options granted to employees and directors from December 7, 2005 (inception) to December 31, 2009 was as follows:

	Options	Weighted Average Exercise Price

Outstanding, January 1, 2006	-	-
Granted	1,955,500	$0.67
Forfeited	(187,500)	$0.97
Exercised	-	$-

Outstanding, December 31, 2006	1,768,000	$0.64

Exercisable, December 31, 2006	-	$-

Granted - plan modification	3,423,500	$0.33
Exchanged - plan modification	(1,768,000)	$0.64
Granted	566,000	$2.43
Forfeited	(125,000)	$1.96
Exercised	-	$-

Outstanding, December 31, 2007	3,864,500	$0.58

Exercisable, December 31, 2007	2,674,500	$0.28

Granted	895,250	$6.54
Forfeited	(334,000)	$1.84
Exercised	-	$-

Outstanding, December 31, 2008	4,425,750	$1.70

Exercisable, December 31, 2008	3,103,083	$0.33

Granted	1,015,000	$0.26
Forfeited	(1,485,750)	$0.24
Exercised	-	$-

Outstanding, December 31, 2009	3,955,000	$0.25

Exercisable, December 31, 2009	3,133,166	$0.25

The fair value of employees and directors stock options was estimated using the Black-Scholes option pricing model with the assumption that no dividends are to be paid on common shares, a weighted average volatility factor for the Company’s share price of 20% (2008 – 20%), a weighted average risk free interest rate of 2.5% (2008 – 4.5%) over an expected term of 5 years (5 years).

Stock option to consultants:

The activity in the Company’s stock options granted to consultants from December 7, 2005 (inception) to December 31, 2009 were as follows:

	Options	Weighted Average Exercise Price

Outstanding, January 1, 2006	-	-
Granted	228,250	$0.64
Exercised	(25,000)	$0.50
Forfeited	-	$-
Outstanding, December 31, 2006	203,250	$0.66

Exercisable, December 31, 2006	-	$-

Granted - plan modification	406,500	$0.33
Exchanged - plan modification	(203,250)	$0.66
Granted	245,000	$3.42
Exercised	-	$-
Forfeited	-	$-

Outstanding, December 31, 2007	651,500	$1.08

Exercisable, December 31, 2007	486,250	$0.59

Granted	1,435,000	$5.37
Exercised	(20,000)	$1.00
Forfeited	(15,000)	$5.00

Outstanding, December 31, 2008	2,051,500	$4.21

Exercisable, December 31, 2008	935,290	$2.74

Granted	3,740,000	$0.25
Exercised	-	$-
Cancelled	(1,185,000)	$0.75

Outstanding, December 31, 2009	4,606,500	$0.25

Exercisable, December 31, 2009	2,549,665	$0.25

The fair value of stock options granted to consultants was estimated using the Black-Scholes option pricing model with the assumption that no dividends are to be paid on common shares, a weighted average volatility factor for the company’s share price of 20.% (2008 – 20%), a weighted average risk free interest rate of 2.5% (2008 – 4.5%) over an expected term of 5 years (2008 – 5 years).

During 2008, 20,000 of the consulting stock options were exercised for cash proceeds of $20,000. In 2007, no consulting stock options were exercised. In 2006, 25,000 (50,000 post split) of the consulting stock options were exercised for cash proceeds of $12,500. In 2005 no consulting stock options were exercised.

Non plan options:

The activity in the Company’s stock options granted to consultants from December 7, 2005 (inception) to December 31, 2009 were as follows:

	Options	Weighted Average Exercise Price

Outstanding, January 1, 2006	-	-
Granted	260,000	$0.64
Forfeited	-	$-
Exercised	(60,000)	$0.50

Outstanding, December 31, 2006	200,000	$0.66

Exercisable, December 31, 2006	-	$-

Granted - plan modification	400,000	$0.32
Exchanged - plan modification	(200,000)	$0.66
Granted	11,500	$3.42
Forfeited	-	$-
Exercised	-	$-

Outstanding, December 31, 2007	411,500	$0.59

Exercisable, December 31, 2007	411,500	$0.59

Granted	430,000	$5.00
Forfeited	-	$-
Exercised	-	$-

Outstanding, December 31, 2008	841,500	$2.75

Exercisable, December 31, 2008	461,500	$0.89

Granted	-	$-
Forfeited	-	$-
Exercised	-	$-

Outstanding, December 31, 2009	841,500	$0.25

Exercisable, December 31, 2009	461,500	$0.25

The fair value of the non-plan stock options was estimated using the Black-Scholes option pricing model with the assumption that no dividends are to be paid on common shares, a weighted average volatility factor for the company’s share price of 20.0%, a weighted average risk free interest rate of 4.5% over an expected term of 5 years.

In 2006, 60,000 (120,000 post split) of the non-plan stock options were exercised for cash proceeds of $30,500. In 2009, 2008, 2007 and 2005 no non plan stock options were exercised.

In 2006, the Company adopted a non-qualified stock option plan in connection with the engagement of Access Alternative Group S.A. as a consultant of the Company. Since adoption, the plan provided for a grant of 450,000 non-qualified stock options for Access Alternative Group S.A. As of December 31, 2008, there were options to purchase 450,000 shares (2007 – 400,000) outstanding, 400,000 were fully vested (2007 – 400,000). No options were exercised; vesting is at the sole discretion of the Board of Directors.

In 2006, the Company adopted a non-qualified stock option plan in connection with the engagement of Interior Expressions Inc. as a consultant of the Company.  The plan provided for a grant of 60,000 non-qualified stock options for Interior Expressions Inc.  In 2007, the options to purchase the 60,000 shares were exercised and common shares were issued.

In 2007, the Company adopted a non-qualified stock option plan in connection with the engagement of Investcan Inc. as a consultant of the Company.  The plan provided for a grant of 7,500 non-qualified stock options.  As of December 31, 2008, there were options to purchase 7,500 outstanding and fully vested (2007 – 7,500). No options have been exercised and no stock options remain unvested.

In 2007, the Company adopted a non-qualified stock option plan in connection with the engagement of WSFP, LLC. as a consultant of the Company.  The plan provided for a grant of 4,000 non-qualified stock options.  As of December 31, 2008, there were options to purchase 4,000 outstanding and fully vested (2007 – 4,000). No options have been exercised and no stock options remain unvested.

In 2008, the Company adopted a non-qualified stock option plan in connection with the engagement of Mr. Melman as a consultant of the Company.  The plan provided for a grant of 300,000 non-qualified stock options.  As of December 31, 2008, there were options to purchase 300,000 outstanding and unvested. Vesting is linked to specific future events.

In 2008, the Company adopted a non-qualified stock option plan in connection with the engagement of Mr. Spring as a consultant of the Company.  The plan provided for a grant of 80,000 non-qualified stock options.  As of December 31, 2008, there were options to purchase 80,000 outstanding and unvested.

PRINCIPAL STOCKHOLDERS

Pre-Combination

The following table sets forth certain information regarding our Common Shares beneficially owned on March __, 2010, for (i) each stockholder known to be the beneficial owner of 5% or more of the outstanding Common Shares of the Company, (ii) each executive officer and director, and (iii) all executive officers and directors as a group, on a pro forma basis prior to the Closing of the Combination and Offering.

Name and Address	Amount and Nature of Beneficial Ownership	Percentage of Class (1)

Graeme McNeill 647 – 1st Ave. N.E., Suite 213 Calgary, Alberta	17,224,000	23.5%

Christopher Paterson 17365 SW 13th Street Pembroke Pines, Florida 33029	17,224,000	23.5%

All Officers and Directors as a group (1 individual)	17,224,000	23.5%

(1)	Based on 73,202,000 shares outstanding prior to the close of the Merger.

Post-Combination

Common Stock

The following table sets forth certain information regarding our Common Shares beneficially owned on the Closing Date, for (i) each stockholder known to be the beneficial owner of 5% or more of the outstanding Common Shares of the Company, (ii) each executive officer and director, and (iii) all executive officers and directors as a group.

As of the date of filing, we have 90,714,523 shares of Common Stock and 1,692,240 shares of Wolf Preferred Stock.

Name of Beneficial Owner	Number of Common Shares Owned	Percent of Class Before Offering (1)
Dynamic Intelligence, Inc.	28,557,596	31.48%
Merus Capital I, LP	7,833,512	8.64%
Stephen C. Johnston	252,812(3)	0.28%
Gary Clifford	236,632(2)(3)	0.26%
Salil Munjal	218,431(3)	0.24%
Charles Mawby	0	0.00%
D. Kordell Fournier	0	0.00%
Steven Frankel	0	0.00%
James Beatty	0	0.00%
All Officers and Directors as a group (7 individuals)	707,875	0.78%

(1)
Based on 90,714,523 shares of Common Stock issued and outstanding on a fully diluted basis after the close of the Combination, assuming the effectiveness of an increase in the authorized common stock of the Company.

(2)	Mr. Clifford is not the beneficial owner of 200,000 common shares.
(3)	Restricted Common Stock.

Series B Preferred Stock

The following table sets forth certain information regarding our Series B Preferred stockholders beneficially owned on the Closing Date, for (i) each stockholder known to be the beneficial owner of 5% or more of the outstanding Series B Preferred Stock of the Company, (ii) each executive officer and director, and (iii) all executive officers and directors as a group.  As of the date of filing, we have 1,692,240 shares of Series B Preferred Stock. Each share of Series B Preferred Stock entitles the holder to 400 votes on all matters submitted to a vote of stockholders of the Company.

Name of Beneficial Owner	Number of Series B Shares Owned	Percent of Class Before Offering (1)
Dynamic Intelligence, Inc.	1,500,000	88.64%
Stephen C. Johnston	0	0
Gary Clifford	0	*
Salil Munjal	0	*
Charles Mawby	0	0
D. Kordell Fournier	0	0
Steven Frankel	0	0
James Beatty	0	0
All Officers and Directors as a group (8 individuals)	0	*

*  Less than 1%.

(1)	Based on 1,692,240 shares of Series B Preferred Stock issued and outstanding after the close of the Combination.

DESCRIPTION OF SECURITIES

Upon consummation of the Merger, 90,714,523 of the Company’s Common Stock was issued and outstanding on a fully diluted basis with a par value of $0.001 per common share and 1,692,240 shares of the Company’s Series B preferred stock issued and outstanding.

(a) Common Shares.   Each outstanding share of common stock entitles the holder thereof to one vote per share on all matters. Our bylaws provide that elections for directors shall be by a plurality of votes. Stockholders do not have preemptive rights to purchase shares in any future issuance of our common stock. Upon our liquidation, dissolution or winding up, and after payment of creditors and preferred stockholders, if any, our assets will be divided pro-rata on a share-for-share basis among the holders of the shares of common stock.

The holders of shares of our common stock are entitled to dividends out of funds legally available when and as declared by our board of directors. Our board of directors has never declared a cash dividend and does not anticipate declaring any dividend in the foreseeable future. Should we decide in the future to pay dividends, as a holding company, our ability to do so and meet other obligations depends upon the receipt of dividends or other payments from our operating subsidiaries and other holdings and investments. In addition, our operating subsidiaries, from time to time, may be subject to restrictions on their ability to make distributions to us, including as a result of restrictive covenants in loan agreements, restrictions on the conversion of local currency into U.S. dollars or other hard currency and other regulatory restrictions. In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to receive, ratably, the net assets available to stockholders after payment of all creditors and preferred stockholders.

(b) Preferred Stock.

Series A Preferred Stock.  Each Series A Preferred Stock has a liquidation preference of $0.10, has no voting rights, is convertible at the option of the holder into 40 shares of the Company’s common stock, and is entitled to noncumulative dividends when, if and as declared by the board of directors, at 6% of its par value per annum in preference to any dividends of the Company’s common stock.  In the event that dividends are declared on the common stock, each share of Series A Preferred stock is entitled to receive a dividend equal to 40 times the dividend per share of common stock. Currently there are no Series A Preferred Shares issued and outstanding.

On May 23, 2008, the Company certified the designation of 1,500,000 shares (of its 20,000,000 total authorized shares of preferred stock) as "Series A Preferred Stock". Each share of Series A Preferred Stock has a stated value and liquidation preference of $0.10, has no voting rights, is convertible at the option of the holder into 40 shares of the  Company's  common stock, and is entitled to noncumulative  dividends when, if and as declared by the Board of  Directors,  at 6% of its par value per annum in preference to any dividends on the Company's  common stock.  In the event that dividends are declared on the common stock, each share of Series A Preferred Stock is entitled to receive a dividend equal to 40 times the dividend per share of common stock.

On May 28, 2008, the Company filed a Registration Statement on Form S-1 with the United States Securities and Exchange Commission (the "SEC") to sell up to 1,500,000 shares of Series A Preferred Stock at a price of $0.10 per share or $150,000 total in a "best efforts” self-underwriting for a period of 180 days from the effective date of the Registration Statement.

On July 28, 2008, the Registration Statement was declared effective by the SEC. On January 24, 2009, the offering was terminated; no shares were sold.

Series B Preferred Stock.  Each Series B Preferred Stock entitles the holder to 400 votes on all matters submitted to a vote of stockholders of the Company.  The holders of Series B Preferred shares are not convertible into common shares and are not entitled to receive dividends.  The holders of Series B Preferred shares are entitled to receive, prior and in preference to any distribution of any assets of the Company to the holders of common stock or any series of preferred stock that is not expressly senior to or pari passu with the Series B Preferred Share, by reason thereof, an amount per share equal to $0.001 per share, as adjusted for stock splits, stock dividends and reclassifications.  The Series B Preferred Shares holders upon notice to the Company may have their shares redeemed subject to certain notice provisions (as described in the certificate of designation) at a redemption price of $0.001 per shares. Currently there are 1,692,240 Series B Preferred shares issued and outstanding.

(c) Options.   In connection with the Exchange Agreement, the Company has adopted the Stock Option Plan of AISystems.  Each common share of AISystems underlying the options shall be exercisable into shares of the Company’s common stock at a rate of .95767068 shares of the Company’s common stock for each share of AISystems.

AISystems has issued stock options to employees, consultants and advisors under two Stock Option Plans, (i) The 2005 Stock Option Plan and (ii) The 2008 Stock Option Plan. AISystems has also issued Non-Plan stock options to certain consultants and advisors. AISystems’s 2005 Stock Option Plan, dated December 8, 2005 (as amended from time to time) has reserved 6,000,000 Common Shares for issuance and AISystems’s 2008 Stock Option Plan, dated May 30, 2008, has reserved 5,000,000 Common Shares for issuance. Additionally, AISystems has reserved 841,500 Common Shares for outstanding non-plan stock options.  Options are granted with terms not to exceed five years under the 2005 Plan and 10 years under the 2008 Plan.

On June 11, 2007, AISystems modified its 2005 Stock Option Plans to amend certain rights and obligations of the stock options plans. The modifications to the plan included amongst other things and allowed the following:

·	Right to exercise – the option holder now has the right to exercise the option after vesting (no longer dependent on a triggering event).
•	Stock-split – the options will now be automatically adjusted to reflect the impact of a stock-split or stock-consolidation.
•	Upon termination, the holder would has 90 days to make a decision to either exercise or forfeit any vested options; previously there was no timeline.
•	First right of refusal (terminated employees) – AISystems has the first right of refusal to buy back the share of any terminated employees, executed at fair value.
•	First right of refusal (share transfers) – AISystems has the first right of refusal to buy back the share of any proposed share transfers, executed at fair value.

In 2009, AISystems undertook a re-pricing of stock options outstanding under the 2005 Employee stock Plan, the 2008 Employee stock option plan and with non-plan options, whether vested or unvested to the lessor of (i) $0.75 per option and (ii) the current conversion price, provided the optionee had a continuing involvement with AISystems at the time of the re-pricing. 5,239,750 options were re-priced from the various Stock Option Plans under this re-pricing.

In April 2009, AISystems issued 2,995,000 of stock options with a strike price of $0.75 per share. In October 2009, AISystems granted 1,825,000 stock options at a strike price of $0.10 per common share to management and advisors with vesting over key future performance milestones.

In November 2009, AISystems undertook a re-pricing of stock options outstanding under the 2005 Employee stock Plan, the 2008 Employee stock option plan and with non-plan options, whether vested or unvested to the lessor of (i) $0.25 per option and the current and (ii) the current conversion price, provided the optionee had a continuing involvement with AISystems at the time of the re-pricing. 3,961,500 options were re-priced from the various Stock Option Plans under this re-pricing.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

To the Company’s knowledge, other than Stephen Johnston and Roy Miller, each of whom and their families have an indirect beneficial interest in Dynamic Intelligence Inc. (“Dynamic”), which is, among other things, the principal stockholder of the Company and the licensor of the Company’s material intellectual property, no director, officer or employee of the Company and no entity that is an affiliate or associate of one or more of such individuals (within the meaning of applicable securities legislation):

1.
owns, directly or indirectly, any interest in (except for common stock representing less than 10% of the outstanding shares of any class or series of equity securities of any company), or is an officer, director, employee or consultant of, any person which is, or is engaged in business as, a material competitor of the Company or its business or a lessor, lessee, supplier, distributor, sales agent or customer of the Company or its business; or

2.	has any cause of action or other claim whatsoever against the Company in connection with the Company’s business.

LEGAL PROCEEDINGS

There are no outstanding judgments against the Company or any consent decrees or injunctions to which the Company is subject or by which its assets are bound and there are no claims, proceedings, actions or lawsuits in existence, or to the Company’s knowledge threatened or asserted, against the Company or with respect to any of the assets of the Company that would materially and adversely affect the business, property or financial condition of the Company, including but not limited to environmental actions or claims. However, from time to time, is involved in various lawsuits and legal proceedings which arise in the ordinary course of business.  Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business.

An employee terminated in 2009, is claiming that she was wrongfully dismissed and is seeking damages. The Company believes that it has complied with law in completing her termination. As such the Company believes that her claim is without merit.

Item 3.02   Unregistered Sales of Equity Securities.

Pursuant to the Share Exchange Agreement, on March 19, 2010, AISystems Shareholders acquired 90,714,523 common shares of Wolf on a fully diluted basis, subject to an increase in our authorized common stock, and 1,692,240 preferred shares of Wolf in exchange for 50.8% of the AISystems Stock, subject to post closing adjustments.  Such securities were not registered under the Securities Act.  These securities qualified for exemption under Section 4(2) of the Securities Act since the issuance of securities by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of securities offered. We did not undertake an offering in which we sold a high number of securities to a high number of investors. In addition, these shareholders had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such securities are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act for this transaction.

Item 4.01    Changes in Registrant's Certifying Accountant.

(a)  Previous Independent Registered Public Accounting Firm

(i)   On or about March 9, 2010, the Company's Board of Directors voted to dismiss its independent registered public accounting firm, Michael T. Studer CPA P.C. (“Studer”)., of Freeport, New York, effective March  9, 2010, and  to replace them with Meyers Norris Penny LLP (“MNP”), of Toronto, Canada. Studer’s has rendered an independent auditor’s report on the Company’s  financial statements as of July 31, 2009 and July 31, 2008 and for the years then ended.

(ii)  The dismissal of Studer was approved by the Company's Board of Directors.

(iii)  During the period from inception (February 22, 2005) and for the years ended July 31, 2008 and July 31, 2009  and through March 19, 2010, there were no disagreements between the Company and Studer with respect to its accounting principles or practices, financial statement disclosure or audit scope or procedure, which, if not resolved to the satisfaction of Studer would have caused them to make reference to the subject matter of the disagreement in connection with their report. Further, the reports of Studer for the past two years did not contain an adverse opinion or disclaimer of opinion, nor were they modified as to uncertainty, audit scope, or accounting principles, except for an explanatory paragraph describing substantial doubt about our ability to continue as a going concern.

(iv)  During the years ended July 31, 2008 and July 31, 2009 and through March 19, 2010 there have been no reportable events (as defined in Item 304(a)(1)(iv) and (v) of Regulation S-K).

The Company furnished Studer’s with a copy of this Report on Form 8-K prior to filing with the U.S. Securities and Exchange Commission (SEC).  The Company also requested that Studer furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements.  A copy of the letter furnished by Studer in response to that request dated March 9, 2010, is filed as Exhibit 16.1 to this Report on Form 8-K.

The Company have authorized Studer to respond fully to inquiries of MNP concerning our financial statements.

(b)  New Independent Registered Public Accounting Firm

The Company engaged MNP as our new independent registered public accounting firm as of March 22, 2010.   During the two most recent fiscal years and through March 22, 2010, the Company has not consulted with MNP regarding any of the following:

(1) The application of accounting principles to a specific transaction, either completed or proposed or the type of audit opinion that might be rendered on the Company's consolidated financial statements, and neither a written report nor oral advice was provided to the Company by MNP that MNP concluded was an important factor considered by the Company in reaching a decision as to an accounting, auditing or financial reporting issue;

(2) Any matter that was the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K; or

(3) Any matter that was a reportable event, as that item is defined in Item 304(a)(1)(v) of Regulation S-K.

Item 5.01   Changes in Control of Registrant.

As explained more fully in Item 2.01, in connection with the Share Exchange Agreement, on March 19, 2010, AISystems Shareholders acquired 90,714,523 common shares of Wolf on a fully diluted basis, and 1,692,240 Series B preferred shares of Wolf in exchange for 50.8% of the AISystems Common Stock and 72.6% of the AISystems Series A preferred stock, subject to post closing adjustments.  As such, immediately following the Merger, the AISystems Shareholders hold approximately57.28% of the total issued and outstanding Common Stock on a fully diluted basis of the Company and 100% of the total issued and outstanding preferred stock of the Company.

In connection with the Closing of the Merger and as explained more fully in Item 2.01 above under the section titled “Management” and below in Item 5.02 of this Current Report on Form 8-K, Graeme McNeill resigned from his position upon effectiveness of an information statement required by Rule 14f-1 promulgated under the Exchange Act.  Further, in connection with the resignation of Graeme McNeill, the following persons were appointed as our directors and officers upon effectiveness of an information statement required by Rule 14f-1 promulgated under the Exchange Act.

Item 5.02   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(a)   Resignation of Directors

Subject to the effectiveness of an information statement required by Rule 14f-1 promulgated under the Exchange Act, Graeme McNeill resigned as the sole member of our board of directors. The resignation was not the result of any disagreement with us on any matter relating to our operations, policies or practices.

(b)   Resignation of Officers

On the Closing Date, Graeme McNeill resigned as our President, Chief Executive Officer, Chief Financial Officer, Treasurer, and Secretary. The resignation was not the result of any disagreement with us on any matter relating to our operations, policies or practices.

(c)   Appointment of Directors and Officers

The following persons were appointed as our officers at Closing, and upon effectiveness of an information statement required by Rule 14f-1 promulgated under the Exchange Act, will be appointed as our directors:

NAME	AGE	POSITION
Stephen C. Johnston	45	Chairman, President, Chief Executive Officer and Director
Steven Frankel	67	Independent Director
James Beatty	65	Independent Director
Gary Clifford	41	Chief Financial Officer
Salil Munjal	40	Chief Operating Officer
Charles Mawby	50	Senior Vice President, Marketing
D. Kordell Fournier	31	Vice President & General Counsel

The business background descriptions of the newly appointed director and officer are as follows:

Stephen Johnston – President & Chief Executive Officer; Chairman of the Board of Directors

Stephen is the business force that has driven AISystems since inception. His expertise in financing, team building and customer acquisition is evidenced by the success AISystems has had to date. He is an entrepreneur who has founded a number of private and publicly-traded companies in the telecommunications and healthcare sectors. Previously, Stephen was the President and CEO of Genetic Diagnostics Inc., a pioneer in the detection of genetic anomalies. He holds a B.Eng. in Mechanical Engineering from the Technical University of Nova Scotia and a B.Sc. in Mathematics & Physics from Mount Allison University.

Steven Frankel – Director

Steven has served in top-level executive positions in the medical diagnostics industry over a 30-year period.  He is currently CEO of ACON Laboratories, Inc. a leading company in the medical diagnostics market, and served as its President from 2004 to 2006. From October 2006 to October 2008 he was with Accumetrics Inc. a privately held medical device company where he held the position of CEO and board member until rejoining ACON. Prior, he was Principal of Frankel Merchant Group and advised healthcare companies regarding business strategy, mergers, and acquisitions. From 1992 to 1998 he was CEO of Quidel Corporation, a manufacturer of physicians’ office diagnostic tests. Steven spent a large portion of his career as President of various divisions of Becton, Dickinson and Company, a Fortune 500 company, from 1979 to 1992. Mr. Frankel attended the Executive Program at Stanford University and received his BA in Philosophy with Honors from Clark University.

James Beatty – Director

James is the President and founder of Trinity Corporation, an independent merchant bank located in Toronto focused on providing growth capital to small and medium-sized companies that has completed over 150 deals valued at almost $1 billion since 1982.

With over thirty years experience in the investment industry, James has served in top-level positions on more than 30 company boards in Canada and the United States. He has customarily chaired the Audit Committee or Compensation Committee, and he presently sits on three company boards.

Since May 2006, James has served as the Executive Chairman of Consorteum Holdings, an electronic transaction processing and management services company in the financial services, payment and transaction processing industries. From January 2005 to the present, he has also been the Chairman of Canary Resources Inc., a U.S. publicly traded coal bed methane company. From March 2006 until June 2008, he served as Chairman of First Metals Inc., a Canadian base metals producer listed on the Toronto Stock Exchange.  From June 2007 to the present, James has been Chairman of Bronte Renewables Group S.A. a private renewable merchant bank.

James earned a MBA and MA from the University of Toronto. He is past president of the Association for Corporate Growth and is a frequent guest lecturer at York University and the University of Toronto.

Mr. Beatty qualifies as an audit committee financial expert under Item 407(d)(5)(ii) and (iii) of Regulation S-K.

Gary M. Clifford – Chief Financial Officer

Gary serves as Managing Director of Penfold Capital Corporation. He is also chairman of Penfold Capital Acquisition II Corporation (TSV: PAC.P), Penfold Capital Acquisition III Corporation (TSV: PNF.P) and Phonetime Inc. (TSX: PHD). Mr. Clifford previously served several public companies listed in both Canada and the US. Prior, Gary was with Counsel Corporation (an investment company listed on the TSX and formerly listed on NASDAQ as Executive Vice-President and Chief Financial Officer. Prior, Gary served in various executive capacities, including VP Corporate Development with Leitch Technology Corporation (now Harris Corporation NYSE: HRS). Leitch is a global media infrastructure technology company (formerly listed on the TSX and NASDAQ). Gary is a Chartered Accountant, a graduate with a Bachelor of Arts from the University of Toronto and a member of the National Association of Corporate Directors.

Salil Munjal – Chief Operating Officer

Salil serves as Managing Director of Penfold Capital Corporation. He is also a director of Penfold Capital Acquisition II Corporation (TSV: PAC.P), Penfold Capital Acquisition III Corporation (TSV: PNF.P). Prior,  he served as a senior executive including as Chief Operating Officer at Leitch Technology Corporation,(now Harris Corporation; NYSE: HRS) a global media infrastructure technology company formerly listed on the NASDAQ and TSX and then as a senior executive at  at Hydrogenics Corporation, a clean technology company. Salil holds a B.Sc. (Hon.) from the University of Toronto and a LL.B. from Queen’s University.

Charles Mawby – Senior Vice President, Marketing

Charles joined the Company in 2006. Charles has over 25 years of commercial software development and deployment experience focusing on successfully delivering mission critical enterprise software products and solutions to market. Prior, he has held key roles as a senior executive responsible for the delivery of software products in several successful public and private high-technology companies, such as NetManage, Remuera Corporation, and TechNode. Charles founded and managed a number of successful software companies, acting in a variety of leadership roles overseeing marketing, product management and software development in the design and delivery of products that meet customer needs.

Kordell Fournier – Vice-President & General Counsel

From 2007 to 2009 was an associate at the law firm of McCarthy Tétrault LLP where he practiced corporate/securities law, acting for various reporting issuers and underwriters in various corporate finance deals, including private placements, public offerings, mergers and acquisitions.  Kordell also advised various market intermediaries on matters relating to capital markets regulation.  Prior to returning to McCarthy, Kordell provided legal advice to RBC Financial Group relating to capital markets regulation from 2004 to 2007.  Kordell began his legal career in 2003 with McCarthy as an articling student before joining RBC.

Kordell completed a concurrent H.B.A./LL.B. from the Richard Ivey School of Business and the University of Western Ontario Faculty of Law and is a member of the Law Society of Upper Canada, the Ontario Bar Association and the Canadian Bar Association.

Family Relationships

There are no family relationships between any of our directors or executive officers and any other directors or executive officers.

 (d) Employment Agreements of the Executive Officers

The employment agreements of our Executive officer are filed as Exhibit 10.1 to this current report and are incorporated herein by reference.

Item 5.06   Change in Shell Company Status

As explained more fully in Item 2.01 above, we were a “shell company” (as such term is defined in Rule 12b-2 under the Exchange Act) immediately before the Closing of the Combination.  As a result of the Combination, Merit Times became our wholly owned subsidiary and became our main operational business.  Consequently, the Combination has caused us to cease to be a shell company.  For information about the Combination, please see the information set forth above under Item 2.01 of this Current Report on Form 8-K which information is incorporated herein by reference.

Item 9.01   Financial Statement and Exhibits.

(a)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

The Audited Consolidated Financial Statements of AISystems as of December 31, 2009 and 2008, are filed as Exhibit 99.1 to this current report and are incorporated herein by reference.

(b)  PRO FORMA FINANCIAL INFORMATION.

Except as set forth in the paragraph below relating to pro forma per-share information, a pro-forma statement of operations of Wolf for the year ended December 31, 2009 is not presented, as pro-forma financial information for the period would be virtually identical to the historical statement of operations of AISystems for the period.

Pro forma (loss) income per share for the years ended December 31, 2009 and 2008 (considering the retroactive restatement to reflect the new capital structure as a result of the reverse acquisition) would be ($0.21) and ($0.29) per share, respectively; the pro forma weighted average number of common shares outstanding would be 84.6 million and 55.95 million for each period.

(c)  SHELL COMPANY TRANSACTIONS

Reference is made to Items 9.01(a) and 9.01(b) and the exhibits referred to therein which are incorporated herein by reference.

(d)  EXHIBITS

Exhibit No.	Description

2.1	Share Exchange Agreement by and between the Company, AISystems and the AISystems Shareholders, dated March 19, 2010

3.1	Articles of Incorporation (incorporated by reference in the Registration Statement on Form SB-2 filed with the SEC on September 30, 2005)

3.2	Amended and Restated Articles of Incorporation (incorporated by reference in the Registration Statement on Form S-1 filed with the SEC on May 28, 2008)

3.3	Bylaws (incorporated by reference in the Registration Statement on Form SB-2 filed with the SEC on September 30, 2005)

3.4	Certificate of Designation of the Series B Preferred Stock filed with the Nevada Secretary of State on March 22, 2010.

10.1	Stephen C. Johnston Employment Agreement

10.2	Office Lease Agreement between Carillon Properties and Airline Intelligence Systems, Inc

10.3	Lease between SITQ National Inc. and Airline Intelligence Systems Corp.

10.5	Software Licensing Agreement with AeroMexico as amended

10.6	License Agreement between Dynamic Intelligence, Inc. and Airline Intelligence Systems, Inc. as amended

10.7	Master Services Agreement between Dynamic Intelligence, Inc., Airline Intelligence Systems, Inc. (US) and Airline Intelligence Systems, Inc. (CA).

10.8	Exchange Right Agreement between Airline Intelligence Systems, Inc. and Merus Capital I, L.P.

14.1	Code of Ethics

16.1	Letter from Michael T. Studer CPA P.C.

99.1	The Audited Consolidated Financial Statements of AISystems as of December 31, 2009 and 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

WOLF RESOURCES, INC.

Date: March 22, 2010	By:	/s/ Stephen C. Johnston
Stephen C. Johnston
Chief Executive Officer